TUSCARAWAS OPEN MRI, L.P.

                           AN OHIO LIMITED PARTNERSHIP





                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT











                                 OCTOBER 1, 2005

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE I             ORGANIZATIONAL POWERS AND PURPOSE..........................................................1

         1.1      Organization...................................................................................1
         1.2      Purpose of the Partnership.....................................................................2
         1.3      Powers.........................................................................................2
         1.4      Partners.......................................................................................3
         1.5      Classes of Limited Partnership.................................................................5
         1.6      Permissible Relationships......................................................................5


ARTICLE II            CAPITAL CONTRIBUTIONS AND LIABILITY OF LIMITED PARTNERS....................................6

         2.1      Capital Accounts...............................................................................6
         2.2      Capital Contributions..........................................................................6
         2.3      Percentage Interests...........................................................................6
         2.4      Additional Limited Partnership Interests.......................................................6
         2.5      Additional Capital Contributions...............................................................7
         2.6      Loans..........................................................................................7
         2.7      No Withdrawal of or Interest on Capital........................................................7
         2.8      Liability of Limited Partners..................................................................7
         2.9      Investment Through Trust.......................................................................7


ARTICLE III           ADDITIONAL CAPITAL.........................................................................8

         3.1      Funding Capital Requirements...................................................................8
         3.2      Third Party Liabilities........................................................................8


ARTICLE IV            DISTRIBUTIONS; PROFITS AND LOSSES..........................................................8

         4.1      Distribution of Partnership Funds - In General.................................................8
         4.2      Distribution Upon Dissolution..................................................................9
         4.3      Distribution of Assets in Kind.................................................................9
         4.4      Allocation of Profits and Losses...............................................................9
         4.5      Required Regulatory Allocations................................................................9
         4.6      Curative Allocations..........................................................................11
         4.7      Tax Allocations and Book Allocations..........................................................11
         4.8      General Allocation and Distribution Rules.....................................................12
         4.9      Tax Withholding...............................................................................12


ARTICLE V             MANAGEMENT................................................................................13

         5.1      Management of the Partnership.................................................................13
         5.2      Right of General Partner to Consolidate.......................................................14
         5.3      Restrictions..................................................................................15
         5.4      Prohibited Acts of General Partner............................................................15
         5.5      Binding the Partnership.......................................................................15
         5.6      Compensation of Partners......................................................................16
         5.7      Management Contract...........................................................................16
         5.8      Indemnification...............................................................................17
         5.9      Other Activities..............................................................................18
         5.10     Meetings of the Partners......................................................................18
         5.11     Tax Matters Partner...........................................................................19
         5.12     Power of Attorney.............................................................................19
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                                TABLE OF CONTENTS
                                   (Continued)


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ARTICLE VI            FISCAL MATTERS............................................................................20

         6.1      Books and Records.............................................................................20
         6.2      Bank Accounts.................................................................................20
         6.3      Fiscal Year...................................................................................21


ARTICLE VII           TRANSFER AND REDEMPTION OF UNITS AND ADMISSION OF NEW PARTNERS............................21

         7.1      General Provisions Regarding Transfers........................................................21
         7.2      Requirements for Transfer.....................................................................21
         7.3      Redemptions...................................................................................22
         7.4      Compliance with Current Legislation; Subsequent Legislation...................................26
         7.5      Removal of a Partner..........................................................................27
         7.6      Noncompetition................................................................................27
         7.7      Non Solicitation..............................................................................29
         7.8      Confidentiality...............................................................................29
         7.9      Change in Control.............................................................................30
         7.10     Optional Call Rights of General Partner.......................................................31


ARTICLE VIII          DISSOLUTION AND TERMINATION...............................................................31

         8.1      Events Causing Dissolution....................................................................31
         8.2      Procedures on Dissolution.....................................................................31


ARTICLE IX            GENERAL PROVISIONS........................................................................32

         9.1      Notices.......................................................................................32
         9.2      Word Meanings.................................................................................32
         9.3      Binding Provisions............................................................................32
         9.4      Applicable Law; Venue.........................................................................32
         9.5      Entire Agreement; Counterparts................................................................32
         9.6      Separability of Provisions....................................................................33
         9.7      Section Titles................................................................................33
         9.8      Amendments....................................................................................33
         9.9      Waiver of Partition...........................................................................34
         9.10     Survival of Certain Provisions................................................................34
         9.11     Attorneys' Fees...............................................................................34
         9.12     Force Majeure.................................................................................34


ARTICLE X             DISCLOSURE REQUIREMENTS...................................................................35


ARTICLE XI            DEFINITIONS...............................................................................35

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                            TUSCARAWAS OPEN MRI, L.P.

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

         THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "AGREEMENT") is made and entered into as of October 1, 2005 (the "EFFECTIVE DATE") by and among Union Hospital, an Ohio nonprofit corporation (referred to herein as the "GENERAL PARTNER" or the "HOSPITAL") and the those Persons identified on SCHEDULE I annexed hereto and incorporated herein (the "LIMITED PARTNERS"). The Limited Partners and the General Partner are collectively referred to as the "PARTNERS." Except as otherwise provided or defined herein, the capitalized terms used in this Agreement shall have the meanings set forth in Article XI hereof.

                                    RECITALS

         WHEREAS, the parties hereto (or their predecessors) formed a limited partnership, TUSCARAWAS OPEN MRI, LP, under and pursuant to the Ohio Limited Partnership Act on November 7, 2003 (the "ORGANIZATION DATE"), enacted as Chapter 1782 of the Act, in order to operate a diagnostic imaging center located at 340 Oxford Street, Suite 30, Dover, Ohio and arrange for the delivery of diagnostic imaging services, and to engage in other activities in connection therewith which are necessary or beneficial in delivering or arranging for the delivery of such diagnostic imaging services (the "PARTNERSHIP"); and

         WHEREAS, the General Partner and the Limited Partners identified on the signature page hereof, who own a majority of the UNITS (hereafter defined) outstanding as of the date hereof and thus can give the Consent of the Limited Partners, desire to amend and restate certain terms and conditions of the Partnership all as more particularly set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants herein expressed, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto desiring to become legally bound, hereby agree to amend that Limited Partnership Agreement, as follows:

                                   ARTICLE I
                        ORGANIZATIONAL POWERS AND PURPOSE

         1.1 ORGANIZATION.

         The General Partner (or its predecessor) executed a certificate of limited partnership and caused the same to be filed for record with the Secretary of State of the State of Ohio in accordance with the provisions of the Act. The General Partner shall file such other certificates and documents as appropriate to comply with the applicable requirements for the operation of a limited partnership in accordance with the laws of any jurisdictions in which the Partnership shall conduct business and shall continue to do so as long as the Partnership conducts business therein. The Partnership may establish places of business within and without the State of Ohio, as and when required by its business and in furtherance of its purposes set forth in Section 1.2 hereof, and may appoint agents for service of process in all jurisdictions in which the Partnership shall conduct business. The Partnership may from time to time change its name, its Agent, the location of its registered office, the general character of its business and/or any other matter described in the Certificate.

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         1.2 PURPOSE OF THE PARTNERSHIP.

         The Partnership is organized for the general purposes of (i) operating a diagnostic imaging center (the "CENTER") and arranging for the delivery of diagnostic imaging services, (ii) engaging in other activities in connection therewith which are necessary or beneficial in delivering or arranging for the delivery of such diagnostic imaging services, and (iii) engaging in any other lawful business activity permitted under the Act consistent with the foregoing. The purpose of the Partnership is to provide health care in a charitable manner (consistent with the community benefit standards set forth in Section 501(c)(3) of the Internal Revenue Code). If there is a conflict between charitable objectives and profit maximization when the Partners are making a particular decision, charitable operation will prevail over profit maximization. The Partnership may not engage in activities that would jeopardize the tax-exempt status of the General Partner.

         1.3 POWERS.


         Subject to all other provisions of this Agreement, in furtherance of the conduct of the business of the Partnership, the Partnership is hereby authorized:

         (a) To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

         (b) To invest and reinvest in securities or any property, real or personal, or any businesses, partnerships or joint ventures;

         (c) To construct, operate, maintain, finance and improve, and own, sell, convey, assign or lease any real estate improvements and/or any personal property;

         (d) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other loan on any of the assets of the Partnership;

         (e) To guarantee the repayment of the loans of other parties, and to secure the same by mortgage, pledge or other loan on any of the assets of the Partnership;

         (f) To the extent that funds of the Partnership are available, to pay all expenses, debts and obligations of the Partnership;

         (g) To prepay, in whole or in part, refinance or modify any mortgage affecting any assets of the Partnership;

         (h) To employ Persons, including Affiliated Persons, to provide advisory, administrative, professional and other services to the Partnership, and to pay reasonable compensation for such services;

         (i) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of, the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a limited partnership under the laws of the State of Ohio;

         (j) To sell, convey and assign any or all of the assets of the Partnership in the ordinary course of business and to take all other appropriate actions in connection with the dissolution or liquidation of the Partnership;

         (k) To enter into, execute, modify, amend, supplement, acknowledge, deliver, perform and carry out contracts of any kind, including, but not limited to, any of the following:

                  (i) any and all agreements, certificates, instruments or documents required by any mortgagee from time to time in connection with the acquisition, ownership, development and operation of any of the assets of the Partnership;

                  (ii) any deed, lease, mortgage, mortgage note, bill of sale, contract or any other instrument purporting to convey or encumber any of the assets of the Partnership;

                  (iii) any and all instruments or documents requisite to carrying out the intention and purpose of this Agreement, including, without limitation, the filing of all business certificates, all amendments thereto and documents deemed advisable by the General Partner in connection with obtaining or maintaining any financing arrangements for any of the assets of the Partnership;

                  (iv) any and all agreements, contracts, documents, notes, certificates and instruments whatsoever involving the construction, development, management, maintenance and operation of any of the assets of the Partnership; and

                  (v) any and all operating agreements or regulations of limited liability companies, whether as a member or manager, joint venture, limited and general partnership agreements, guarantees, and contracts establishing business arrangements or organizations, necessary to, in connection with, or incidental to the accomplishment of the purposes of the Partnership; and

         (l) To take any other action not prohibited under the Act or other applicable law.

         1.4 PARTNERS. Only the following Persons may become Partners:

         (a) the Hospital;

         (b) POTENTIAL REFERRING LIMITED PARTNERS, which shall mean:

                  (i) an individual who: (A) is a bona fide resident of the State of Ohio; (B) is licensed by the State of Ohio either as medical doctor or doctor of osteopathy; (C) is actively practicing full-time clinical medicine in Tuscarawas County, Ohio; and (D) is in a position to make or influence referrals to, furnish items or services to, or otherwise generate business for the Center;

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                  (ii)  certain   Ohio   professional   corporations,   business
corporations, limited liability companies, limited partnerships, professional partnerships or pension plans that for business reasons have been established or are being used as an investment entity or "vehicle" for purposes of investing in the Partnership, or that constitute a group practice of physicians under Federal "Stark II" law's definition of a "group practice," if any of the shareholders, partners, members, principal beneficiaries, physician-owners, physician-members,
physician-employees,   and   physician-beneficiaries,   as   applicable   (each,
individually  a  "DESIGNATED   PRINCIPal"  and   collectively   the  "DESIGNATED
PRINCIPALS") that effectively own or control such entity are individuals as described in Section 1.4(b)(i); provided the entity identifies its Designated Principals at the time of investment, and the entity and its Designated Principals represent and agree, at the time of investment, that each of the entity's Designated Principals meets all the requirements of Section 1.4(c)(i) and agrees to be bound as a "Partner" to all terms of this Agreement; or

                  (iii) certain retirement or other trusts primarily for the benefit of any individual described in Section 1.4(b)(i); provided such plan or trust designates at the time of investment, an individual ("DESIGNATED Principal") meeting the requirements of Section 1.4(c)(i) and agrees to be bound as a "Partner" to all terms of this Agreement; or

         (c) NON-REFERRING LIMITED PARTNERS, which shall mean:

                  (i) an individual who: (A) is a bona fide resident of the State of Ohio; (B) is licensed by the State of Ohio either as medical doctor or doctor of osteopathy; and (C) is NOT in a position to make or influence referrals to, furnish items or services to, or otherwise generate business for the Center;

                  (ii) certain Ohio professional corporations, business corporations, limited liability companies, limited partnerships, professional partnerships or pension plans that for business reasons have been established or are being used as an investment entity or "vehicle" for purposes of investing in the Partnership, or that constitute a group practice of physicians under Federal "Stark II" law's definition of a "group practice," so long as all of the shareholders, partners, members, principal beneficiaries, physician-owners, physician-members, physician-employees, and physician-beneficiaries, as applicable (each, individually a "DESIGNATED PRINCIPAL" and collectively the "DESIGNATED PRINCIPALS") that effectively own or control such entity are individuals as described in Section 1.4(c)(i); provided the entity identifies its Designated Principals at the time of investment, and the entity and its Designated Principals represent and agree, at the time of investment, that each of the entity's Designated Principals meets all the requirements of Section 1.4(c)(i) and such person or persons continue(s) to meet such requirements, and agrees to be bound as a "Partner" to all terms of this Agreement; or

                  (iii) certain retirement or other trusts primarily for the benefit of only individuals described in Section 1.4(c)(i); provided such plan or trust designates at the time of investment, an individual ("DESIGNATED Principal") meeting the requirements of Section 1.4(c)(i) and such person continues to meet such requirements and agrees to be bound as a "Partner" to all terms of this Agreement.

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         Potential Referring Limited Partners and Non-Referring Limited Partners
are at times collectively referred to as "PHYSICIAN LIMITED PARTNERS"; or

         (d) Any Person upon the Approval of the General Partner.

         1.5 CLASSES OF LIMITED PARTNERSHIP. There shall initially be one (1) authorized class of Limited Partners. The General Partner, however, shall have the authority to create additional classes of Limited Partners.

         1.6 PERMISSIBLE RELATIONSHIPS. The Physician Limited Partners understand that the Partnership's operations are subject to various state and federal laws regulating permissible relationships between the Physician Limited Partners and entities such as the General Partner and the Partnership, including 42 U.S.C. ss. 1320a-7b(b) (the "ANTI-KICKBACK STATUTE" or "FRAUD AND ABUSE STATUTE"), and 42 U.S.C. ss. 1395nn (the "STARK ACT" or "STARK II"). It is the intent of the parties that the Partnership operate in a manner consistent with the foregoing statutes, fall within the Fraud and Abuse Statute safe harbors, and comply with the rural exception to the Stark Act. Accordingly, each Physician Limited Partner represents and warrants, upon his, her or its investment herein and throughout the entire period of his, her or its ownership of Units, that he, she or it (i) has not received loans, or had loans guaranteed, for the purpose of investing in the Partnership from or by the Partnership, General Partner, nor any other investor in the Partnership, and that to his, her or its knowledge, the purchase price for the Units is not related to the previous or expected volume of referrals, services furnished or the amount of business otherwise generated by him, her or it; (ii) has not been excluded or suspended from participation in the Medicare and/or Medicaid programs; and (iii) shall treat patients receiving medical benefits or assistance under any Federal health care program in a nondiscriminatory manner. Each Potential Referring Limited Partner further represents and warrants that he, she or it, (i) upon his, her or its investment herein, has provided the Partnership a certified statement which sets forth all of the zip codes from which the Potential Referring Limited Partner derives his, her or its Medicare patients and the percentage of Medicare patients derived from each such zip code listed on such certified statement, and that such statement is true, accurate and complete; (ii) throughout the entire period of his, her or its ownership of Units, shall provide the Partnership, on a monthly basis, with certified statements setting forth all the zip codes from which the Potential Referring Limited Partner derives his, her or its Medicare patients and the percentage of Medicare patients derived from each such zip code; and (iii) throughout the entire period of his, her or its ownership of Units, shall fully inform each patient prior to referring such patient to the Center, in a manner compliant with Ohio law, of his, her or its investment interest in the Center. Each Non-Referring Limited Partner further represents and warrants, upon his, her or its investment herein and throughout the entire period of his, her or its ownership of Units, that he, she or it shall not make or influence any referrals to, furnish any items or services to, or otherwise generate any business for the Center.

         The Potential Referring Limited Partners acknowledge that their ability to invest in the Partnership and make referrals to the Center is dependent on the Center being located in a "rural area," as defined under the Stark Act and regulations promulgated thereunder, and the Partnership complying with the additional requirements of the rural exception to the Stark Act and regulations promulgated thereunder. As of the Organization Date, the Center is located in Tuscarawas County, Ohio, and Tuscarawas County, Ohio is deemed a rural area for purposes of the Stark Act. If in the future, the Center is not located in a rural area, or the status of Tuscarawas County as a rural area is changed, or in the event the Partnership no longer complies with the additional requirements of the rural exception to the Stark Act, then the Partnership shall (1) immediately stop submitting bills or claims to Medicare for "designated health services" (as defined in the Stark Act) furnished by the Center until the Partnership is reasonably assured that it will satisfy the rural exception to the Stark Act prospectively; (2) cancel any bills or claims to Medicare for designated health services that have already been processed or submitted by or on behalf of the Partnership for any calendar month (or monthly billing cycle) during which, based on a review of patient data, the Partnership did not satisfy the rural exception to the Stark Act; (3) immediately stop providing designated health services to any Medicare patients of the Center that are referred by Potential Referring Limited Partners until the Partnership is reasonably assured that it will satisfy the rural exception to the Stark Act prospectively; and (4) take such additional actions as set forth in Section 7.4 herein, unless such designated health services may be provided and billed for in compliance with another applicable exception to the Stark Act, the regulations promulgated thereunder, or any successor statute and/or regulations thereto.

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                                   ARTICLE II
             CAPITAL CONTRIBUTIONS AND LIABILITY OF LIMITED PARTNERS

         2.1 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner, including any Partner who shall hereafter acquire a Unit in the Partnership.

         2.2 CAPITAL CONTRIBUTIONS. The initial General Partner and each initial Limited Partner contributed the requested amount as Capital Contribution for their respective Units.

         2.3 PERCENTAGE INTERESTS. Schedule I sets forth the name(s) of all of the Partners, the number of Units owned and their respective PERCENTAGE INTERESTS. Schedule I shall be updated by the General Partner upon the admittance of additional Partners.

         2.4 ADDITIONAL LIMITED PARTNERSHIP INTERESTS.

         The General Partner, in its sole discretion, may issue additional Limited Partnership Units at such price as determined by the General Partner; provided however, the General Partner shall, at all times, retain at least a one percent (1%) Percentage Interest in the Partnership (by an automatic increase in the General Partner's Units to ensure maintenance of such percentage), and all dilution shall be effected pro-rata among the Limited Partners. The Partners further agree and acknowledge that it is the intent of the parties for the Hospital to retain at least a seventy percent (70%) Percentage Interest in the Partnership (inclusive of the General Partnership Interest). Additional physicians may be added as Limited Partners pursuant to Transfer(s) of Limited Partnership Units from the then current Physician Limited Partners to the additional physicians upon the Majority Consent of the Physician Limited Partners, which consent shall not be unreasonably withheld. Should the Physician Limited Partners agree to additional physicians being admitted as Limited
Partners, then the Physician Limited Partners shall sell their Limited Partnership Units to the additional physicians on a pro rata basis, so that the Hospital shall remain the owner of at least seventy percent (70%) of the Partnership.

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         2.5 ADDITIONAL CAPITAL CONTRIBUTIONS.

         No Partner is required to make additional Capital Contributions, unless he, she or it consents to making such additional Capital Contributions.

         2.6 LOANS.

         Except as set forth in Article III, no Partner shall be entitled, obligated or required to make any loan to the Partnership in addition to his, her or its Capital Contribution made pursuant to Section 2.2, unless he, she or it consents to making such a loan. No loan made to the Partnership by any Partner shall constitute a Capital Contribution to the Partnership for any purpose.

         2.7 NO WITHDRAWAL OF OR INTEREST ON CAPITAL.

         Except as otherwise provided in this Agreement, no Partner shall have the right to resign from the Partnership and to receive any distribution from the Partnership as a result of such resignation, and no Partner shall have the right to receive the return of all or any part of his, her, or its Capital Contribution or Capital Account, or any other distribution, except with the Approval of the General Partner or as specifically provided in this Agreement. Except as otherwise provided in this Agreement, (i) no Partner shall have any right to demand and receive property of the Partnership in exchange for all or any portion of his, her, or its Capital Contribution or Capital Account, and
(ii) no interest or preferred return shall accrue or be paid on any Capital Contribution or Capital Account.

         2.8 LIABILITY OF LIMITED PARTNERS.

         No Limited Partner, in his, her, or its capacity as a Limited Partner, shall have any liability to restore any negative balance in his, her, or its Capital Account or to contribute to, or in respect of, the liabilities or the obligations of the Partnership, or to restore any amounts distributed from the Partnership, except as may be required under the Act or other applicable law. Except to the extent otherwise provided by applicable law or as otherwise provided for herein, no Limited Partner, in his, her, or its capacity as a Limited Partner, shall be personally liable for any liabilities or obligations of the Partnership.

         2.9 INVESTMENT THROUGH TRUST.

         Subject to Article VII, any Limited Partner ("TRANSFEROR") who places or has placed his, her or its Units in a trust or other estate planning vehicle ("TRANSFEREE") hereby acknowledges and agrees that such Transferor and the
Transferee shall remain bound by all of the terms and provisions of this Agreement, including without limitation, all eligibility requirements, the indemnification provision in Section 5.8 and the non-competition provision in
Section 7.6 (i.e., even though the Transferor does not individually hold the Units, such Transferor shall remain bound by the provisions of this Agreement as if the Transferor held the Units as an individual rather than through the Transferee). If a Unit Redemption Event should occur with respect to such Transferor, the Transferee as a whole will be treated as having suffered a Unit Redemption Event, and the Partnership or General Partner, as applicable, shall redeem one hundred percent (100%) of the Transferee's Units in the Partnership consistent with this Agreement. Such Transferor and Transferee further acknowledge and agree to provide such information and to execute and deliver such documents as the Partnership may deem to be necessary or desirable to comply with this Section 2.9.

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                                   ARTICLE III
                               ADDITIONAL CAPITAL

         3.1 FUNDING CAPITAL REQUIREMENTS.

         (a) In the event that the Partnership requires additional funds to carry out its purposes, to conduct its business, or to meet its obligations, the Partnership may borrow funds from such lender(s), including Partners, and on such terms and conditions as are determined by the Approval of the General Partner. It is specifically provided that no such terms or conditions shall impose any personal liability on any Limited Partner without the prior written consent of such Partner. In addition, terms and conditions of loans from Limited Partners (if any) shall be consistent with fair market value in arms-length transactions, and shall not be determined in a manner that takes into account the volume or value of any referrals or business otherwise generated to the Partnership or the Center by such Limited Partner.

         (b) No Partner shall be obligated to make any additional Capital Contributions or loans to the Partnership, or otherwise supply or make available any funds to the Partnership, even if the failure to do so would result in a default of any of the Partnership's obligations or the loss or termination of all or any part of the Partnership's assets or business.

         3.2 THIRD PARTY LIABILITIES.

         The provisions of this Article III and of Section 2.2 are not intended to be for the benefit of any creditor or other Person (other than a Partner in his, her, or its capacity as a Partner) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners. Moreover, notwithstanding anything contained in this Agreement, including specifically but without limitation this Article III, no such creditor or other Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability or obligation (or otherwise) against the Partnership or any Partner. Except as set forth in Section 3.1(a) above, no Partner shall be required to guaranty any third party obligations without the Consent of the Limited Partners and Approval of the General Partner.

                                   ARTICLE IV
                        DISTRIBUTIONS; PROFITS AND LOSSES

         4.1 DISTRIBUTION OF PARTNERSHIP FUNDS - IN GENERAL.

         (a) Except as  necessary to comply with the  following  Section 4.2 and
Section 4.9, all NET OPERATING CASH Flow of the Partnership over and above REASONABLE RESERVES shall be distributed at least annually to the Partners on a pro rata basis, based on the proportion of Units then held by each such Partner to the total number of Units then issued and outstanding.

         (b) Except as  necessary to comply with the  following  Section 4.2 and
Section 4.9, all other cash flow of the Partnership shall be distributed among the Partners of the Partnership as may be determined by the General Partner.

         4.2 DISTRIBUTION UPON DISSOLUTION.

         Proceeds from a TERMINATING CAPITAL TRANSACTION and/or other amounts or assets available upon dissolution, and after payment of, or adequate provision for, the debts and obligations of the Partnership, shall be distributed and applied in the following priority:

         (a) First, to fund reserves for liabilities not then due and owing and for contingent liabilities to the extent deemed reasonable by Approval of the General Partner, provided that, upon the expiration of such period of time as is determined by Approval of the General Partner to be advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner hereinafter set forth in this Section; and

         (b) Second, to the Partners, an amount sufficient to reduce the Partners' Capital Accounts to zero, in proportion to the positive balances in such Capital Accounts (after reflecting in such Capital Accounts all adjustments thereto necessitated by (i) all other Partnership transactions (distributions and allocations of Profits and Losses and items of income, gain, deduction and loss) and (ii) such Terminating Capital Transaction).

         4.3 DISTRIBUTION OF ASSETS IN KIND.

         No Partner shall have the right to require any distribution of any assets of the Partnership in kind. If any assets of the Partnership are distributed in kind, such assets shall be distributed at the sole discretion of the General Partner on the basis of their respective fair market values as determined by the Approval of the General Partner. Any Partner entitled to any interest in such assets shall, unless otherwise determined by the Approval of the General Partner, receive separate assets of the Partnership and not an interest as tenant-in-common, with other Partners so entitled, in each asset being distributed.

         4.4 ALLOCATION OF PROFITS AND LOSSES.

         After giving  effect to the  allocations  set forth in Sections 4.5 and
4.6 which affect the Partners' distributive shares, Profits and Losses shall be allocated among the Partners on a pro rata basis, based on the proportion of Units then held by each such Partner to the total number of Units then issued and outstanding.

         4.5 REQUIRED REGULATORY ALLOCATIONS.

         (a) LIMITATION ON AND REALLOCATION OF LOSSES. At no time shall any allocations of Losses, or any item of loss or deduction, be made to a Partner if and to the extent such allocation would cause such Partner to have, or would increase the deficit in, any Adjusted Capital Account Deficit of such Partner at the end of any fiscal year. To the extent any Losses or items are not allocated to one or more Partners pursuant to the preceding sentence, such Losses shall be allocated to the Partners to which such losses or items may be allocated without violation of this Section 4.5(a).

         (b) MINIMUM GAIN CHARGEBACK. If there is a net decrease in the MINIMUM GAIN of the Partnership during any fiscal year, then items of income and gain of the Partnership for such fiscal year (and, if necessary, subsequent fiscal years) shall be allocated to each Partner in an amount equal to such Partner's share of the net decrease in the Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(d)(1). A Partner's share of the net decrease in the Minimum Gain of the Partnership shall be determined in accordance with Treasury Regulations Section 1.704-2(g). The items of income and gain to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(j)(2)(i).

         (c) NONRECOURSE DEDUCTIONS. NONRECOURSE DEDUCTIONS for any fiscal year or other period (not including any Partner Nonrecourse Deductions allocated pursuant to Section 4.5(d)) shall be allocated among the Partners on a pro rata basis, based on the proportion of Units then held by each such Partner to the total number of Units then issued and outstanding. Solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership, within the meaning of Treasury Regulations
Section 1.752-3(a)(3), the Partnership Profits shall be allocated among the Partners on a pro rata basis, based on the proportion of Units then held by each such Partner to the total number of Units then issued and outstanding. The items of losses, deductions and Code Section 705(a)(2)(B) expenditures to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(j)(1)(ii).

         (d) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the nonrecourse liability, as determined and defined under Treasury Regulations Section 1.704-2(b)(4), to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1). The items of losses, deductions and Code Section 705(a)(2)(b) expenditures to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(j)(1)(ii).

         (e) PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any contrary provisions of this Article IV, other than Section 4.5(b) above, if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any fiscal year, then each Partner who has a share of such Partner
Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i), shall be allocated items of income and gain of the Partnership, determined in accordance with Treasury Regulations Section 1.704-2(j)(2)(ii), for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to each such Partner's share of the net decrease in such Partner Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(3) and 2(i)(5).

         (f) QUALIFIED INCOME OFFSET. If any Partner unexpectedly receives an item described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6), items of Partnership income and gain shall be allocated to each such Partner in an amount and manner sufficient to eliminate, as quickly as possible and to the extent required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the ADJUSTED CAPITAL ACCOUNT DEFICIT of such Partner, provided that an allocation pursuant to this Section 4.5(f) shall only be made if and to the extent that such Partner would have an Adjusted Capital Account Deficit after accounting for all other allocations provided for in this Article IV other than that described in this Section 4.5(f).

         (g) BASIS ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to either of Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to said Section of the Treasury Regulations.

         (h) GROSS INCOME ALLOCATION. If at the end of any Partnership fiscal year any Partner has a Capital Account deficit which is in excess of the sum of the items to be credited to a Partner's Capital Account under clause (a) of the definition of Adjusted Capital Account Deficit, then each such Partner shall be allocated items of Partnership income and gain in the amount of such excess as quickly as possible provided that an allocation pursuant to this Section 4.5(h) shall only be made if and to the extent that such Partner would have a Capital Account deficit in excess of such sum after accounting for all other allocations provided for in this Article IV other than that described in this Section 4.5(h). As among Partners having such excess, if there are not sufficient items of income and gain to eliminate all such excess, such allocations shall be made in proportion to the amount of each Partner's respective excess.

         4.6 CURATIVE ALLOCATIONS.

         The allocations set forth in Section 4.5 are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently therewith. Such allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions and to make Profit and Loss allocations. Accordingly, by the Approval of the General Partner, after effecting the allocations required pursuant to Section 4.5, other allocations of Profits, Losses and items thereof shall be divided among the Partners so as to prevent the allocations in Section
4.5 from distorting the manner in which Partnership distributions will be divided among the Partners pursuant to Sections 4.1 and 4.2 hereof. In general, the Partners anticipate that this will be accomplished by specifically allocating other Profits, Losses and items of income, gain, loss and deduction among the Partners so that the net amount of allocations under Section 4.5 and allocations under this Section 4.6 to each such Partner is zero. However, the General Partner shall have discretion to accomplish this result in any reasonable manner.

         4.7 TAX ALLOCATIONS AND BOOK ALLOCATIONS.

         (a) Except as otherwise provided in this Section 4.7, for federal income tax purposes, each item of income, gain, loss and deduction shall, to the extent appropriate, be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction has been allocated pursuant to the other provisions of this Article IV.

         (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, depreciation, amortization, gain and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value, such allocation to be made in any manner which is permissible under said Code Section 704(c) and the Treasury Regulations thereunder.

         (c) In the event the Book Value of any property of the Partnership is subsequently adjusted, subsequent allocations of income, gain, loss and deduction with respect to any such property shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its respective Book Value in the manner provided under Section 704(c) of the Code and the Treasury Regulations thereunder.

         (d) Allocations pursuant to this Section 4.7 are solely for federal, state, and local income tax purposes, and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement. Any election or other decisions relating to such allocations (including any elections under Treasury Regulation Section 1.704-3) shall be made by the General Partner in its sole discretion.

         4.8 GENERAL ALLOCATION AND DISTRIBUTION RULES.

         (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Approval of the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder. Except as otherwise provided in this Agreement, all items of income, gain, loss, and deduction shall be allocated among the Partners in the same proportions as the allocations of Profits or Losses for the fiscal year in which such items are to be allocated.

         (b) Upon the admission of a new Partner or the Transfer of a Unit, the new and old Partners or the transferor and transferee shall be allocated shares of Profits and Losses and other allocations and shall receive distributions, if any, based on the portion of the fiscal year that the new or transferred Partnership Unit was held by the new and old Partners, or the transferor and transferee, respectively. For the purpose of allocating Profits and Losses and other allocations and distributions, (i) such admission or Transfer shall be deemed to have occurred on the first day of the month in which it occurs, or if such date shall not be permitted for allocation purposes under the Code or the Treasury Regulations, on the nearest date otherwise permitted under the Code or the Treasury Regulations, and (ii) if required by the Code or the Treasury Regulations, the Partnership shall close its books on an interim basis on the last day of the previous calendar month.

         4.9 TAX WITHHOLDING.

         If the Partnership incurs a withholding tax obligation with respect to the share of income allocated to any Partner, (a) any amount which is (i) actually withheld from a distribution that would otherwise have been made to such Partner and (ii) paid over in satisfaction of such withholding tax obligation shall be treated for all purposes under this Agreement as if such amount had been distributed to such Partner, and (b) any amount which is so paid over by the Partnership, but which exceeds the amount, if any, actually withheld from a distribution which would otherwise have been made to such Partner, shall be treated as an interest-free advance to such Partner. Amounts treated as advanced to any Partner pursuant to this Section shall be repaid by such Partner to the Partnership within thirty (30) days after the General Partner, acting by Approval of the General Partner, gives notice to such Partner making demand therefor. Any amounts so advanced and not timely repaid by such Partner shall bear interest, commencing on the expiration of said thirty (30) day period, compounded monthly on unpaid balances, at an annual rate equal to the lowest Applicable Federal Rate as of such expiration date. The Partnership shall collect any unpaid amounts so advanced from any Partnership distributions that would otherwise be made to such Partner.

                                   ARTICLE V
                                   MANAGEMENT

         5.1 MANAGEMENT OF THE PARTNERSHIP.

         The overall management and control of the business and affairs of the Partnership shall be vested in the General Partner, acting by Approval of the General Partner. All management and other responsibilities not specifically reserved to the Limited Partners in this Agreement shall be vested in the General Partner, and the Limited Partners shall have no voting rights except as specifically provided in this Agreement. The General Partner shall devote such time, or shall cause its officers, directors, shareholders, and/or other employees or agents to devote such time, to the affairs of the Partnership as is reasonably necessary for performance by the General Partner of its duties. Except as otherwise specifically provided in Section 3.2 and Section 5.3, the General Partner shall have the right, discretion, and power to manage, operate, and control the Partnership without any required consent, to do all things necessary or appropriate to carry on the business and purposes of the Partnership, including without limitation the right:

         (a) To manage the business of the Partnership, including through Persons employed by the Partnership for such purpose and having the duties and authority specified in this Agreement or delegated in writing by the General Partner;

         (b) To execute, deliver, make, modify or amend such documents and instruments, in the name of the Partnership, as are determined by Approval of the General Partner to be necessary or desirable in connection with the management of the business of the Partnership or for the purposes of the Partnership;

         (c) To acquire, sell, transfer, assign, finance, convey, lease, mortgage or otherwise dispose of any asset of the Partnership, subject to
Section 5.3(b);

         (d) To borrow money and otherwise obtain credit and other financial accommodations;

         (e) To authorize additional Units or create additional classes of Limited Partners;

         (f) To perform or cause to be performed all of the Partnership's obligations under any agreement to which the Partnership is a party, including without limitation, any obligations of the Partnership or otherwise in respect of any indebtedness secured in whole or in part by, or by lien on, or security interest in, any asset(s) of the Partnership;

         (g) To employ, engage, retain or deal with any Persons to act as employees, agents, brokers, accountants, lawyers or in such other capacity as are determined by Approval of the General Partner to be necessary or desirable;

         (h) To appoint individuals to act as officers of the Partnership and delegate to such individuals such authority to act on behalf of the Partnership and such duties and functions as are determined by Approval of the General Partner, including such duties as would normally be delegated to officers of a corporation holding similar offices;

         (i) To adjust, compromise, settle or refer to arbitration any claim in favor of or against the Partnership or any of its assets;

         (j) To acquire and enter into any contract of insurance necessary or proper for the protection of the Partnership and/or any Partner, including without limitation to provide the indemnity described in Section 5.8 or any portion thereof;

         (k) To make elections in connection with the preparation of any federal, state and local tax returns of the Partnership, and to institute, prosecute, and defend any legal action or any arbitration proceeding;

         (l) To  establish a record date for any  distribution  to be made under
Article IV; and

         (m) To perform  any other act which is  determined  by  APPROVAL OF THE
GENERAL PARTNER to be necessary or desirable for the Partnership or its business.

         5.2 RIGHT OF GENERAL PARTNER TO CONSOLIDATE.

         It is the intention of the Partners that the General Partner shall have such rights as are necessary for the General Partner and its Affiliates, including any Affiliate in its capacity as a Limited Partner, to be able to consolidate the financial results of operations and financial condition of the Partnership with the financial results of operations and financial condition of the General Partner and its Affiliates including any Affiliate in its capacity as a Limited Partner under applicable requirements of generally accepted accounting principles, as such may change from time to time. As a result, the General Partner shall have the exclusive authority over the following matters:
(a) hiring, firing and setting compensation of employees of the Partnership; (b) establishing operating and capital budgets for the Partnership; (c) incurrence of indebtedness by the Partnership; (d) the terms of any managed care contracts that will be applicable to the Center; (e) pricing for goods and services provided by the Partnership; (f) policies and procedures for the management and ongoing operations of the Partnership's business; and (g) acquisitions and dispositions in the ordinary course of business of the Partnership. Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall be deemed to be amended as necessary from time to time to grant the General Partner and its Affiliates including any Affiliate in its capacity as a Limited Partner the continuing right of consolidation if the independent certified accountants for the General Partner determine that additional or other rights must be granted to the General Partner in order to permit consolidation under applicable generally accepted accounting principles in the future.

         5.3 RESTRICTIONS.

         Notwithstanding any other provision in this Agreement to the contrary, the Partnership shall not take any of the following actions without the written consent of the Partners holding eighty (80%) percent of the Partnership Units:

         (a) Except as provided in Section 7.2 and Section 9.8, cause any amendment to be made to this Agreement;

         (b) Authorize the merger, consolidation or similar combination of the Partnership with any other entity, or authorize the sale of all or substantially all the assets of the Partnership;

         (c) Except as provided in Section 8.1(d), effect the voluntary or involuntary dissolution, liquidation or winding-up of the Partnership;

         (d) Effect any transaction with a total dollar value greater than or equal to One Hundred Thousand and No/100 Dollars ($100,000) between the General Partner and any of its Affiliates to provide advisory, administrative, professional and other services to the Partnership;

         (e) File a voluntary Bankruptcy by the Partnership; or

         (f) Authorize the Transfer of any Units to new Limited Partners without the Majority Consent of the Physician Limited Partners.

         5.4 PROHIBITED ACTS OF GENERAL PARTNER.

         The General Partner agrees not to: (a) do any act in contravention of this Agreement; (b) confess a judgment against the Partnership; (c) terminate the Partnership by withdrawing or otherwise; or (d) take any action or omit to take any action which would cause the Partnership to be classified as an association taxable as a corporation for federal income tax purposes, including specifically, the failure of the General Partner to satisfy, on a continuing basis, all Internal Revenue Service requirements applicable to the General Partner, as amended from time to time, for partnership classification.

         5.5 BINDING THE PARTNERSHIP.

         Any action taken by a General Partner as general partner of the Partnership (and, when so required, with the Consent of the Partners or the Consent of the Limited Partners, as applicable) shall bind the Partnership and shall be deemed to be the action of the Partnership. The signature(s) of the General Partner on any agreement, contract, instrument or other document shall be sufficient to bind the Partnership in respect thereof and conclusively evidence the authority of such General Partner and the Partnership with respect thereto, and no third party need look to any other evidence or require joinder or consent of any other party.

         No Limited Partner other than one who is also a General Partner, and then only in his, her or its capacity as General Partner, shall participate in or have any control over the Partnership activities, except as required by law or except as otherwise specifically provided in this Agreement. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred upon it by this Agreement and to the employment, when, in the sole discretion of the General Partner, the same is deemed necessary or advisable, of such brokers, agents or attorneys as the General Partner may determine (notwithstanding that any parties to this Agreement may have an interest in, or be one of, such brokers, agents or attorneys, provided, however, that where the Limited Partners are involved, the terms and conditions of such employment shall be consistent with fair market value in arms-length transactions, and shall not be determined in a manner that takes into account the volume or value of any referrals or business otherwise generated to the Partnership or the Center by such Limited Partner). No Limited Partner (except one who may also be a General Partner, and then only in his, her or its capacity as General Partner) shall have any authority or right to act for or bind the Partnership. No Limited Partner shall participate in the control of the Partnership within the meaning of the Act.

         5.6 COMPENSATION OF PARTNERS.

         No payment shall be made by the Partnership to any Partner for such Partner's services as Partner except as provided in this Agreement. The General Partner shall be entitled to reimbursement from the Partnership for all expenses incurred by such General Partner in managing and conducting the business and affairs of the Partnership. The General Partner, acting by Approval of the General Partner, shall determine which expenses, if any, are allocable to the Partnership in a manner which is fair and reasonable to the General Partner and the Partnership, and if such allocation is made in good faith it shall be conclusive in the absence of manifest error.

         5.7 MANAGEMENT CONTRACT.

         It is specifically provided that the Partnership shall enter into a management services agreement (the "MANAGEMENT SERVICES AGREEMENT") by and between the Partnership and a third party management company (the "Manager"). Provided, however, that such agreement shall not have a term longer than five
(5) years and shall require the Manager to operate the Center in conformance with the Partnership's charitable purposes. Failure to comply with this requirement shall be included as a basis for termination and/or non-renewal of the Management Services Agreement. If the management fee is based on a percentage of revenues of the Center, the fee shall be based on gross charges, not collections, so that the Manager is not incentivized to limit charitable care improperly or engage in inappropriate collection practices. The management fee should be validated as fair market value as to methodology and amount.

         Further, with the Approval of the General Partner, the Partnership may enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Partnership of goods, services or space with any Partner or Affiliated Person, and may pay compensation thereunder for such goods, services or space, provided in each case the amounts payable thereunder are reasonably comparable to those which would be payable to unaffiliated Persons under similar agreements, and if the determination of such amounts is made in good faith it shall be conclusive absent manifest error; provided, however, that the Partnership shall not enter into any other management services agreements with any entity other than the Management Services Agreement with the Manager.

         5.8 INDEMNIFICATION.

         The Partnership shall indemnify and save harmless the Partners, including the General Partner and its officers, directors, and shareholders, against any claims or liabilities incurred by them, provided that they performed the acts or omissions giving rise to such claims or liabilities in good faith and in the reasonable belief that they were acting within the scope of their authority under this Agreement and in the Partnership's best interests. The Partnership shall not indemnify and save harmless any Partner, including the General Partner and its officers, directors, and shareholders, against any claims or liabilities arising out of such Person's gross negligence or willful misconduct. Further, the Partnership shall not indemnify and save harmless any Partner, including the General Partner and its officers, directors and shareholders, against any claims or liabilities with regard to a proceeding in which such Partner, or such officer, director, or shareholder of the General Partner, as applicable, is found liable on the basis that he, she, or it improperly received personal benefit; or, the General Partner, or its officers, directors, and/or shareholders, is found liable to the Partnership or to the Limited Partners. The doing of any act or failure to do any act by any Partner, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership, shall not subject such Partner to any liability to the Partnership except for gross negligence or willful misconduct. Nothing contained in this section shall be construed as imposing any liability on any Limited Partner of any kind whatsoever.

         The Partnership shall pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by a Partner, employee, or agent of the Partnership, or a shareholder, director, officer, employee, or agent of any Partner, or a Person serving at the request of the Partnership as a director, officer, employee, or agent of any other entity, who was, is, or is threatened to be made a named defendant or respondent in such a proceeding after the Partnership receives a written affirmation by such Person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth herein and a written undertaking by or on behalf of the Person to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met those requirements.

         The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the Person did not meet the requirements set forth herein. A Person shall be deemed to have been found liable in respect of any claim, issue or matter only after the Person shall have been finally so adjudged by a court of competent jurisdiction and no opportunity for appeal then exists.

         5.9 OTHER ACTIVITIES.

         The Partners and any Affiliates of any of them may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as managers and general partners of other limited liability companies and partnerships subject to the non-competition provisions of Section 7.6. Neither the Partnership nor any other Partner shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

         5.10 MEETINGS OF THE PARTNERS.

         (a) TIME AND PLACE. The Partners shall meet at periodic intervals, at least semi-annually, to provide for the systematic review of the Center's operations.

         (b) MEETING AND VOTING BY WRITTEN CONSENT. The General Partner may at any time call a meeting of the Limited Partners, or for a vote, without a meeting, of the Limited Partners on matters on which they are entitled to vote, and shall call for such meeting or vote following receipt of written request therefor from Limited Partners holding greater than fifty percent (50%) of the Percentage Interests in the Partnership held by Limited Partners, in the aggregate, as of the date of receipt of such written request ("SECTION 5.10
NOTICE DATE"). Within ten (10) days of such Section 5.10 notice date, the General Partner shall notify all Limited Partners of record as of the Section
5.10 notice date that a meeting, if called, will be held at the Partnership's principal place of business at a time requested by the Limited Partner(s) calling the meeting, or, if no such meeting has been called, the date upon which votes without a meeting will be counted, which date in either case shall be not less than fifteen (15) days nor more than sixty (60) days after the Section 5.10 notice date. Written notice of any meeting or any vote without a meeting shall be given by the General Partner as provided in Section 9.1 of this Agreement not less than ten (10) nor more than sixty (60) days before the date of such meeting or vote and shall include a detailed statement of the action proposed (including a statement of the substance of any resolution proposed for adoption by the Limited Partners and any proposed amendment to the Agreement) and may include in any such submission the General Partners' recommendation with respect to the proposal. All expenses of the voting and such notification shall be borne by the Partnership.

         (c) MANNER OF VOTING; QUORUM. A Limited Partner who is entitled to vote shall be entitled to cast his, her or its vote: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he or she desires that his, her or its vote be cast, which writing must be received by the General Partner prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which he, she or it desires that his, her or its vote be cast, which writing must be received by the General Partner prior to the date upon which the votes of Limited Partners of record on the Section 5.10 notice date, whether at a meeting or otherwise, shall be counted. The laws of the State of Ohio pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners. At each meeting of Limited Partners, the General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partner shall deem appropriate. Unless a greater percentage is required by the Act or this Agreement, the presence of the General Partner and Limited Partners holding greater than fifty percent (50%) of the Percentage Interests in the Partnership held by Limited Partners, in the aggregate, shall constitute a quorum at any meeting for the transaction of business. In connection with each meeting or vote without a meeting of the Limited Partners, the Partnership shall provide for proxies or written consents which specify a choice between approval and disapproval of each matter to be acted upon at the meeting or by vote without a meeting. For purposes of obtaining a vote under this Agreement, the General Partner may require a written response within a specified time, but not less than fifteen (15) days nor more than forty-five (45) days, and provide that failure to respond in such time shall constitute a vote which is consistent with the General Partner's recommendation, if made, with respect to the proposal.

         5.11 TAX MATTERS PARTNER.

         The General Partner shall select one person to serve as TAX MATTERS PARTNER, who shall have authority to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state, or local tax returns; represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or the Partners; and execute any agreement or other documents relating to or affecting such tax-matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and the Partners. The Tax Matters Partner is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state and local law, and is specifically instructed to take all actions necessary to constitute each Partner a "notice partner" under Code Section 6231(a)(8).

         5.12 POWER OF ATTORNEY.

         Each Partner hereby irrevocably constitutes and appoints the General Partner, its successor and assigns, as his or her true and lawful attorney and agent, with full power and authority in his or her name, place and stead to swear to, execute, acknowledge, deliver, file and record in any appropriate public office any certificate or other instrument which may be, necessary, desirable or appropriate to qualify or to continue the Partnership as a limited partnership in the State of Ohio and such other jurisdictions as the General Partner believes advisable; any amendment to this Agreement or to any certificate or other instrument which may be necessary, desirable or appropriate to reflect the admission of a Partner, the withdrawal of a Partner or the transfer of all or any part of the Unit(s) of a Partner in the Partnership (including without limitation transfers pursuant to Article VII hereof) or any additional capital contributions or withdrawal of capital contributions by a Partner; any conveyance of Partnership property or any mortgage or other encumbrance of Partnership property and related documents; any note or other instrument evidencing a Partnership obligation and related documents; and any certificates or instrument which may be appropriate, necessary or desirable to reflect the dissolution and termination of the Partnership. The power of attorney granted hereby shall not be affected by Disability of the principal, shall be deemed to be coupled with an interest and shall survive the death or incompetency of any Partner and the transfer by any Partner of his Unit(s) as Partner in the Partnership. The power of attorney granted hereby includes the authority to take any further action which the General Partner shall consider necessary or convenient in connection with any of the powers granted to the General Partner pursuant to this Section 5.12, hereby giving the General Partner full power and authority to do and perform each and every act whatsoever requisite and necessary to be done in and about the foregoing as fully as each Limited Partner might or could do if personally present, and hereby ratifying and confirming all that said General Partner shall do or cause to be done by virtue hereof. Notwithstanding the existence of the foregoing power of attorney, each Partner hereby agrees to join in the execution, acknowledgment and delivery of the instruments referred to above.

                                   ARTICLE VI
                                 FISCAL MATTERS

         6.1 BOOKS AND RECORDS.

         The Partnership shall engage the services of a certified public accounting firm (the "ACCOUNTING FIRM") which shall keep complete and accurate books and records of the Partnership, using the same methods of accounting which are used by the Partnership in preparing the federal income tax returns of the Partnership to the extent applicable and otherwise in accordance with generally accepted accounting principles consistently applied. Such books and records shall all be maintained and updated monthly, and shall be available, in addition to any documents and information required to be furnished to the Partners under the Act, at an office of the Partnership for examination and copying by any Partner, or his, her, or its duly authorized representative, upon reasonable request therefor and at the expense of such Partner. Alternately, copies of such books, records, documents and information shall be sent by the Partnership to any Partner, or his, her, or its duly authorized representative, upon reasonable request therefor and at the expense of such Partner. A current list of the full name and last known address of each Partner, indicating whether each such Partner is a General Partner or Limited Partner, together with the contribution and share of profits and losses of each Partner or information from which such share can be readily derived, a copy of this Agreement, any amendments thereto, and the Certificate, including all certificates of amendment thereto, executed copies of all powers of attorney, if any, pursuant to which this Agreement, the Certificate or any certificates of amendment has been executed, copies of the Partnership's financial statements and federal, state and local income tax returns and reports, if any, for the six (6) most recent years, shall all be maintained at the principal office of the Partnership. Within one hundred twenty
(120) days after the end of each fiscal year of the Partnership, each Partner shall be furnished with financial statements which shall contain a balance sheet as of the end of the fiscal year and statements of income and cash flows for such fiscal year. All costs and expenses associated with the preparation and filing of tax returns for the Partnership shall be the expense of and paid for by the Partnership. Any Partner may, at any time, at his, her, or its own expense, cause an audit or review of the Partnership books to be made by a certified public accountant of his, her, or its own selection.

         6.2 BANK ACCOUNTS.

         Bank accounts and/or other accounts of the Partnership shall be maintained in such banking and/or other financial institution(s) as shall be selected by the Approval of the General Partner, and withdrawals shall be made and other activity conducted on such signature or signatures as determined by the Approval of the General Partner. Any and all records with respect to such bank accounts and/or other accounts, including, but not limited to, copies of any checks written on such account or records or other withdrawal activity, shall be available at an office of the Partnership or the Accounting Firm for examination and copying by any Partner, or his, her, or its duly authorized representative, upon reasonable request therefor and at the expense of such Partner. Alternately, copies of such records shall be sent by the Partnership to any Partner, or his, her, or its duly authorized representative, upon reasonable request therefor and at the expense of such Partner.

         6.3 FISCAL YEAR.

         The fiscal year of the Partnership shall end on December 31 of each year.

                               ARTICLE VII
         TRANSFER AND REDEMPTION OF UNITS AND ADMISSION OF NEW PARTNERS

         7.1 GENERAL PROVISIONS REGARDING TRANSFERS.

         (a) TRANSFER OF GENERAL PARTNER'S UNITS. The General Partner may Transfer, assign, pledge, or sell its Unit(s) as General Partner in the Partnership without the Consent of the Partners, and such transferee shall succeed as the General Partner.

         (b) TRANSFERS OF LIMITED PARTNERS' UNITS. A Limited Partner shall not Transfer, assign, pledge or sell his, her or its Limited Partnership Unit(s) without the prior Approval of the General Partner and the Majority Consent of the Physician Limited Partners, or as otherwise specifically allowed herein, but upon such approvals the Transferee shall succeed as a Limited Partner.

         7.2 REQUIREMENTS FOR TRANSFER.

         (a) Every Transfer of a Unit by a Partner of the Partnership permitted by this Article VII, including without limitation Transfers permitted by Section 7.1, but excluding those redemptions permitted by Section 7.3, shall nevertheless be subject to the following:

                  (i) No Transfer of any Unit in the Partnership may be made if such Transfer would cause or result in a breach of any agreement binding upon the Partnership or of then applicable rules and regulations of any governmental authority having jurisdiction over such Transfer, unless required by Section 7.4.

                  (ii) Notwithstanding anything contained herein to the contrary, no Unit of a Partner of the Partnership shall be Transferred if, in the opinion of counsel of the Partnership, by reason of such Transfer, the classification of the Partnership as a partnership for federal income tax purposes would be adversely affected or jeopardized, or if such Transfer would have any other substantial adverse effect for federal income tax purposes, unless required by Section 7.4.

                  (iii) In the event of any Transfer, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument effecting such Transfer. The Transferee shall execute such additional instruments as shall be reasonably required by the Partnership, including without limitation, a joinder to this Agreement. If and for so long as such instruments are not so executed and filed, the Partnership need not recognize any such Transfer for any purpose, and the transferee shall be considered an assignee and not a Partner.

         Furthermore, notwithstanding anything to the contrary contained herein, upon the admission of a Partner, or the redemption or Transfer of a Partner's Unit in the Partnership, this Agreement (including without limitation SCHEDULE I attached hereto) and/or the Certificate shall be amended appropriately to reflect the then existing names and addresses of the Partners and their respective Units. Notwithstanding the provisions of Section 9.8, it is expressly provided that any amendment to the Agreement and/or the Certificate required pursuant to this subparagraph shall be made solely with the Approval of the General Partner, and shall not require the Consent of the Limited Partners.

         (b) Notwithstanding anything contained herein to the contrary, any Person who acquires in any manner whatsoever a Unit (or any part thereof) in the Partnership, whether or not such Person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted into the Partnership as a Partner as provided in Section 7.2(a), shall be deemed, by acceptance of the acquisition thereof, to have agreed to be subject to and bound by all of the terms, conditions, and obligations of this Agreement with respect to such Unit and shall be subject to the provisions of this Agreement with respect to any subsequent Transfer of such Unit.

         (c) Except as otherwise provided herein, any assignee or transferee of a Limited Partnership Unit in the Partnership receiving such Unit in accordance with the terms of this Agreement shall become a Limited Partner of the Partnership, and shall be bound by all the terms of this Agreement.

         (d) Any Transfer in contravention of any of the provisions of this Agreement shall be null and void and ineffective to transfer any Unit in the Partnership, and shall not bind, or be recognized by, or on the books of, the Partnership, and any transferee or assignee in such transaction shall not be, or be treated as, or deemed to be, a Partner for any purpose. In the event any Partner shall at any time Transfer a Unit in the Partnership in contravention of any of the provisions of this Agreement, then each other Partner shall, in addition to all rights and remedies at law and equity, be entitled to a decree or order restraining and enjoining such transaction, and the offending Partner shall not plead in defense thereto that there would be an adequate remedy at law; it being expressly hereby acknowledged and agreed by the Partners that damages at law would be an inadequate remedy for a breach or threatened breach or other violation of the provisions concerning such transactions set forth in this Agreement.

         (e) Prior to the Transfer of any Unit in the Partnership, the transferor shall submit evidence satisfactory to the General Partner that the Transfer will not violate any applicable law or the rules or regulations of any governmental authority having jurisdiction over such Transfer.

         7.3 REDEMPTIONS.

         A Physician Limited Partner's Units may be redeemed by the Partnership upon the following terms and conditions:

         (a) For purposes of this Section 7.3, the following definitions shall apply:

                  (i) A "UNIT REDEMPTION EVENT" shall be deemed to occur with respect to a Limited Partner:

                           (1) upon the removal of the Physician Limited Partner
for Cause in accordance with the provisions of Section 7.5;

                           (2)  upon  the  Bankruptcy  of  a  Physician  Limited
Partner;

                           (3) upon a breach by a Physician  Limited  Partner of
Section 1.6 or any other section of this Agreement; or

                           (4) at the election of the General  Partner  pursuant
to Section 7.10.

                  (ii) "REDEEMED PARTNER" shall mean the Partner with respect to whom a Unit Redemption Event has occurred, such Partner's estate, and any transferee or assignee, whether immediate or remote, of any of such Partner's Units.

                  (iii) "REDEEMED UNITS" shall mean the Units in the Partnership owned by the Redeemed Partner.

                  (iv) "TRIGGERING DATE" shall mean the date on which the Unit Redemption Event occurred with respect to the Redeemed Partner.

                  (v) "PARTIES" shall collectively mean the Partnership and the Redeemed Partner.

         (b) If a Unit Redemption Event occurs, with respect to a Limited Partner, such Limited Partner, or his or her successor, shall give written notice of the Unit Redemption Event to the General Partner (the "REDEMPTION NOTICE"). The General Partner shall have the option, but not the obligation, to purchase the Units of such Limited Partner on behalf of either the Partnership or itself during the sixty (60) day period commencing on the later of the date
(i) the General Partner receives the Redemption Notice, or (ii) the General Partner has actual notice of the occurrence of the Unit Redemption Event; and the General Partner shall give notice of its intention to exercise the option on behalf of itself or on behalf of the Partnership within such sixty (60) day period. The sale shall occur upon the date set forth for the closing ("CLOSING") in the following subparagraph (ii).

                  (i) If the General Partner timely exercises the Partnership's or its option to purchase the Redeemed Partner's Redeemed Units due to the occurrence of a Unit Redemption Event, the amount the Partnership or the General Partner shall pay for such Redeemed Units owned by such Redeemed Partner shall be the Formula Amount (as hereinafter defined) multiplied by the Redeemed
Partner's Unit Proportion subject to adjustment as applicable under Sections 7.3(b)(iii) and 7.3(b)(iv) (the "PURCHASE PRICE").

         The Formula Amount for purposes of this Section 7.3 shall be determined by the following formula, which is intended as a means of approximating fair market value while minimizing disputes and appraisal-related costs and expenses regarding valuation of Units for purposes of redemption. The "Formula Amount" shall equal: (I) the product of (A) three (3), and (B) the Partnership's annual net operating income (in accordance with generally accepted accounting principles ("GAAP")), excluding extraordinary gains and losses, calculated before deduction of interest, taxes, depreciation and amortization ("EBITDA"), for the twelve (12) calendar month period immediately following the month during which the Triggering Date occurred ("PROSPECTIVE EBITDA"); less (II) all of the Center's liabilities and long term debt as of the date of the Unit Redemption Event determined in accordance with GAAP.

         The Partnership shall deliver to the Redeemed Partner a calculation of the Purchase Price (the "PURCHASE PRICE CALCULATION"). The Purchase Price Calculation shall be delivered to the Redeemed Partner within ten (10) days of the expiration of the first (1st) year after the Triggering Date. Within seven
(7) days after the Partnership's delivery of the Purchase Price Calculation, the Redeemed Partner shall, in a written notice to the Partnership, either accept or describe in reasonable detail any proposed adjustments to the Purchase Price Calculation and the reasons therefor, and shall include pertinent calculations. If the Redeemed Partner fails to deliver notice of acceptance or objection to the Purchase Price Calculation within such seven (7) day period, the Redeemed Partner shall be deemed to have accepted the Purchase Price Calculation. In the event that the Partnership and the Redeemed Partner are not able to agree on the Purchase Price Calculation within thirty (30) days from and after the receipt by the Partnership of any objections raised by the Redeemed Partner, the Partnership and the Redeemed Partner shall each have the right to require that such disputed determinations be submitted to such certified public accounting firm as the Partnership and the Redeemed Partner may then mutually agree upon in writing, for computation or verification in accordance with the provisions of this Agreement. The foregoing provisions for certified public accounting firm review shall be specifically enforceable by the parties hereto; the decision of such accounting firm shall be final and binding upon the Partnership and the Redeemed Partner; there shall be no right of appeal from such decision; and such accounting firm's fees and expenses for each such disputed determination shall be borne by the party whose determination has been modified by such accounting firm's report or by the Partnership and the Redeemed Partner in proportion to the relative amount each party's determination has been modified. All Partners acknowledge and agree that the Formula Amount is an inexact proxy of the fair market value and all Partners waive any and all rights to contest the use of the Formula Amount for any and all purposes in lieu of an appraisal or other method.

                  (ii) The  Closing  shall take place on the date that is thirty
(30) days after the General Partner, on behalf of itself or on behalf of the Partnership, as applicable, executes the option to purchase at the offices of the Partnership, or at such other time and place as the Parties may agree. At the Closing, the Redeemed Partner shall surrender his, her or its Units, and the General Partner or the Partnership, as applicable, shall pay the Purchase Price as follows and deliver a promissory note from either the General Partner or the Partnership, as applicable, based on which is the purchaser, to the Redeemed Partner for the remaining balance of the Purchase Price after Closing, if any.

         Since the Purchase Price will not be finally computed until the expiration of the first (1st) year after the Triggering Date, the payment at the Closing shall equal twenty-five percent (25%) of the amount that the Purchase Price would have been if HISTORICAL EBITDA (as defined herein), instead of Prospective EBITDA, was used for purposes of such computation, and there shall be three (3) equal principal payments thereafter, with the first such payment being forty-five (45) days after the first (1st) anniversary of the Triggering Date, or if the Redeemed Partner and Partnership are unable to resolve any disputes regarding the Purchase Price Calculation, then the first such payment shall be made within ten (10) days of the accountant resolving any such dispute, and the next two (2) payments made on the second (2nd) and third (3rd) anniversary of the Triggering Date with interest on the outstanding principal balance accruing at the prime rate as published in the WALL STREET JOURNAL on the Triggering Date payable along with each such principal payment, and each such final three (3) principal payments shall equal one-third (1/3) of the difference between the Purchase Price calculated utilizing Prospective EBITDA, and the first (1st) principal payment (excluding interest paid therewith). The parties acknowledge and agree that any interest payable hereunder shall only be due on the actual amount of outstanding principal due on the Purchase Price calculated based on Prospective EBITDA. For purposes of this Section, "HISTORICAL EBITDA" means the EBITDA for the twelve (12) calendar month period immediately proceeding the month during which the Triggering Date occurred.

         Notwithstanding the foregoing, the General Partner or the Partnership may prepay the Purchase Price without any penalty.

                  (iii) Notwithstanding anything to the contrary in this Agreement, if any Physician Limited Partner breaches the provisions of Section
7.6 of this Agreement, while he, she or it is a Limited Partner or at any time during which he, she or it is receiving payments made in connection with a Unit Redemption Event ("BREACHING PARTNER"), the Purchase Price to be paid by the Partnership or the General Partner, as applicable, for such Breaching Partner's redeemed Units shall be calculated, or recalculated, to equal One Dollar ($1.00) per Unit, and the redemption payments to such Breaching Partner shall then cease if such Breaching Partner has already received redemption payments in excess of One Dollar ($1.00) per Unit. Further, the Partnership or the General Partner, as applicable, shall be entitled to receive any overpayments made to the Breaching Partner (i.e., amounts in excess of the One Dollar ($1.00) per Unit) due to this new valuation, and the Partnership and General Partner, as applicable, shall have the right to pursue legal action to collect such overpayments. This shall not serve as liquidated damages for a violator of Section 7.6, and upon any such violation, the Partnership shall be entitled to all legal and equitable remedies contemplated in such section, including the liquidated damages specified therein.

                  (iv) Notwithstanding anything to the contrary in this Agreement, upon the removal of any Limited Partner due to: (A) Cause; (B) Bankruptcy; or (C) breach of Section 1.6 or any other section or provision of this Agreement, then the Purchase Price for such Limited Partner's Units or former Limited Partner's Units shall be calculated or recalculated to equal fifty percent (50%) of the Purchase Price (the "Adjusted Purchase Price" which shall be substituted for "Purchase Price" throughout this Article VII), and the redemption payments to such Redeemed Partner shall then cease if such Redeemed Partner has already received redemption payments in excess of the Adjusted Purchase Price. Further, the Partnership or the General Partner, as applicable, shall be entitled to receive any overpayments made to the Redeemed Partner (i.e., amounts in excess of the Adjusted Purchase Price due to this new valuation) and the Partnership and General Partner, as applicable, shall have the right to pursue legal action to collect such overpayments.

7.4      COMPLIANCE WITH CURRENT LEGISLATION; SUBSEQUENT LEGISLATION.

         The Partnership shall monitor its compliance with the rural exception to the Stark Act as often as reasonably necessary, but not less often than monthly. Specifically, the Partnership will monitor patient data, including the certified statements provided by the Potential Referring Limited Partners pursuant to Section 1.6, to ensure that at least seventy-five percent (75%) of the Medicare-covered designated health services provided at the Center are furnished to residents of a "RURAL AREA" (as defined by the Stark Act) and will monitor whether Tuscarawas County, Ohio continues to constitute a rural area for purposes of the Stark Act. Additionally, the Partnership shall monitor, on regular basis, but not less often than quarterly, whether it falls within the Fraud and Abuse Statute safe harbors. Specifically, the Partnership will monitor the amount of revenue generated from Potential Referring Limited Partners to determine whether such amount is no more than forty percent (40%) of the Center's gross revenue.

         If the Partnership determines that any Limited Partner is prohibited from owning one (1) or more Units in the Partnership or the Partnership desires to redeem a Limited Partner's Units because: (1) continuing ownership by one (1) or more Limited Partners would cause the Partnership to fail to comply with the rural exception to the Stark Act (or another applicable exception); (2)
continuing ownership by one (1) or more Limited Partners would cause the Partnership to fail to satisfy the elements of the Fraud and Abuse Statute safe harbor described in 42 C.F.R. ss.1001.952; (3) of the enactment of any statute, regulation or other law; or (4) of the judicial or administrative interpretation of any existing or future statute, regulation or other law, then the Partnership, through the General Partner in its sole and absolute discretion, shall at its option, either (i) purchase any such Limited Partner's Units, and such Limited Partner(s) shall permit the Partnership to purchase his, her or its Units as provided in this Section 7.4; or (ii) attempt to restructure the Partnership in order to comply with the above-mentioned items to the minimum extent necessary. The Partnership may redeem a Limited Partner's Units pursuant to this Section 7.4 immediately upon providing such Limited Partner with written notice. The date such notice is received by the Limited Partner shall be referred to as the "NOTICE DATE."

         Except as otherwise set forth in the following paragraph and pursuant to this Section 7.4, if the Partnership desires to redeem a Limited Partner's Units, the Partnership shall pay each such Limited Partner for his, her or its Unit(s) in the Partnership an amount equal to: (I) the product of (A) the Limited Partner's Percentage Interest, and (B) the product of (i) three (3), and
(ii) Prospective EBITDA for the twelve (12) calendar month period immediately following the month during which the Notice Date occurred; less (II) all of the Center's liabilities and long term debt as of the Notice Date determined in accordance with GAAP; provided that, in any case, the Partnership shall NOT pay an amount that exceeds the then-current fair market value for the Units.

         The amount the Partnership shall pay to redeem a Limited Partner's Units pursuant to this Section 7.4 will be paid to each such Limited Partner, at the sole and absolute discretion of the General Partner, in either (I) a lump sum; or (II) in four (4) equal principal payments, with the first (1st) such payment being made thirty (30) days after the first (1st) anniversary of the Notice Date, and the next three (3) payments made on the second (2nd), third
(3rd) and fourth (4th) anniversary of the Notice Date with interest on the outstanding principal balance accruing at the prime rate as published in the WALL STREET JOURNAL on the Notice Date payable along with each of the last three
(3) principal payments. Notwithstanding the foregoing, if any Units are redeemed or purchased under this Section 7.4 within one year of the date of this Agreement, then the price per Unit shall be equal to the price paid by the Hospital on the date of this Agreement.

         If divestiture of one (1) or more Limited Partners is deemed by the General Partner, in its sole and absolute discretion, to be necessary pursuant to this Section 7.4, the General Partner shall select which Limited Partner(s) are to be divested pursuant to a random "lottery system," whereby each Physician Limited Partner is assigned a different number, and a third-party without knowledge of which number is assigned to which Physician Limited Partner picks the numbers of those Limited Partner(s) that are to be redeemed pursuant to this
Section 7.4.

         7.5 REMOVAL OF A PARTNER.

         Any Partner may be removed from the Partnership for Cause, upon the Approval of the General Partner. Any Partner who has been removed from the Partnership for Cause shall be redeemed from the Partnership in accordance with the provisions of Section 7.3.

         7.6 NONCOMPETITION.

(a) During the term that a Physician Limited Partner owns Units, and for a period of two (2) years thereafter, other than through the Partnership, such Physician Limited Partner, except as provided below, shall not, without the prior Approval of the General Partner, directly or indirectly own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or serve as a partner, employee, principal, agent, consultant or otherwise contract with, or have any financial interest in or any financial relationship whatsoever with, or aid or assist any other person or entity that operates a radiological imaging facility or provides radiological imaging services (a "COMPETING FACILITY") within thirty-five (35) miles from the location of the Center or within thirty-five (35) miles from the location of any other facility or center operated by the Partnership. The preceding sentence shall not be construed to prevent a Physician Limited Partner from providing professional medical services and earning a professional fee thereon (but not acting as an owner, or having a compensation or financial relationship) in any other Competing Facility and shall not prevent the Physician Limited Partner from owning in his or her professional office an imaging modality of any type so long as such Physician Limited Partner uses such equipment solely for his or her own patients and he or she does not accept referrals from other physicians of their patients solely for the performance of an imaging study utilizing such equipment. Notwithstanding the foregoing, all ventures or operations of the Physician Limited Partners in existence on the date of the Agreement are excluded from the scope of this Section 7.6(a).

         (b) For the purposes of this Section, it shall be presumed that a person or entity competes with the Partnership and violates this provision if he, she or it has any financial interest in or any compensation relationship with any Competing Facility within a thirty-five (35) mile radius of the Center or of any health care facility or center operated by the Partnership. A Physician Limited Partner's financial interest in or compensation relationship with a Competing Facility may be approved by an affirmative vote of the General Partner and two-thirds (2/3) of the Limited Partners. The restrictions set forth in this Section 7.6(a) in no way restrict any Physician Limited Partner's ability to refer a patient to any magnetic resonance imaging center or any other diagnostic imaging center as solely determined by such Physician Limited Partner, and in no way requires any Physician Limited Partner to make any referrals to the Center.

         (c) Each party understands and acknowledges that the provisions of this
Section 7.6 are designed to preserve the legitimate business interests and goodwill of the Partnership. Accordingly, each party hereby acknowledges that any breach or threatened breach of the provisions of this Section 7.6 hereof will result in irreparable harm and injury to the other party and that monetary damages will not provide an adequate remedy to a party. Accordingly, each party hereby agrees that in the event of a breach or threatened breach of the provisions of this Section 7.6 hereof, the non-breaching party shall be entitled to: (1) a temporary restraining order, preliminary injunction and permanent injunction to enjoin such breach or threatened breach; and (2) recover from the breaching party the reasonable attorneys' fees and costs incurred by the non-breaching party in enforcing the provisions of Section 7.6.

         (d) The provisions of this Section 7.6 shall apply for the applicable periods as set forth above. If a Physician Limited Partner violates the restrictive covenant provisions set forth in this Section 7.6, and the General Partner, any of the General Partner's successors and assigns or any of its Affiliates brings legal action for injunctive or other relief, such party bringing the action shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the restrictive covenant, unless a court of competent jurisdiction holds that the restrictive covenant is not enforceable in whole or in part. Accordingly, for any time period that any of the Physician Limited Partners are in violation of the restrictive covenant, such time period shall not be included in calculating the duration of the restrictive covenant indicated above.

         (e) Each party hereby acknowledges that the restrictions set forth in this Section 7.6 are minimal, reasonable in scope and duration and are necessary to protect the legitimate business interests of the Partnership and that any breach or threatened breach of these restrictions will result in irreparable harm to the non-breaching party. In the event any of the restrictions are found by a court of competent jurisdiction to be too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent allowable by law and the parties hereby consent to and authorize the court to modify these restrictions in a manner to permit their enforcement to the fullest extent of the law.

         (f) Each party agrees that the rights granted in this Section 7.6 to the may be assigned by the Partnership at its sole and absolute discretion. All of the provisions of Section 7.6 shall inure to any successors of the Partnership, all of which are specifically third-party beneficiaries of this
Section 7.6 with full rights hereunder. In addition, the parties hereto agree that any assignee of the rights hereunder is an intended, direct third-party beneficiary of Section 7.6 and may enforce such rights in its own name in addition to or in lieu of the Partnership.

         (g) Furthermore, all of the parties covenant and agree that the Partnership shall suffer certain damages as a result of a breach of this covenant. If a Physician Limited Partner breaches the restrictive covenants of this Section 7.6, the Physician Limited Partner's liquidated damages payable to the Partnership shall equal Two Hundred Thousand and No/100 Dollars ($200,000). This amount is the Partnership's good faith estimate of the appropriate amount to be paid to the Partnership in consideration for transition expenses and the loss associated with not retaining a Physician Limited Partner. This amount represents the agreed upon liquidated damages and is not in any manner a penalty for a breach of the provisions of Section 7.6 of this Agreement. This amount shall be paid by the Physician Limited Partner within fifteen (15) days of the date of written notice of his or her violation of this covenant by the Partnership to the Physician Limited Partner, in full, in legal tender of the United States by certified check of the Physician Limited Partner or by official bank check.

         (h) The parties also agree that the existence of any claim or cause of action by a Physician Limited Partner against the Partnership, General Partner or any other Limited Partner, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictive covenants set forth herein, but shall be litigated separately.

         7.7 NON SOLICITATION.

         During the term that a Physician Limited Partner owns Units, and for a period of two (2) years thereafter, no Physician Limited Partner shall employ, contract with, or offer to employ or contract with any person who is employed by or contracts with the Partnership during the term of this Agreement, without the prior written consent of the General Partner.

         7.8 CONFIDENTIALITY.

         Each Limited Partner shall keep secret and confidential, and agrees to keep secret and confidential, all information acquired relating to the following (all such information being hereinafter referred to as "CONFIDENTIAL BUSINESS INFORMATION"): (a) the financial condition and other information relating to the business of the Partnership, including without limitation, its rates for services, its operations and contracts, and its business plans and arrangements;
(b) the systems, products, plans, services, marketing, sales, administration and management procedures, trade relations or practices, techniques and practices heretofore or hereafter acquired, developed and/or used by the Partnership; and
(c) in connection with the Partnership's patients, providers, clients, customers, suppliers, vendors, lenders, independent contractors, and payors, the provisions and terms of any agreements or proposed agreements between the Partnership and any of such individuals or entities. No Limited Partner shall at any time disclose any such Confidential Business Information to any person, firm, corporation, association or other entity, or use the same in any manner other than in connection with operating the business and affairs of the Partnership. No Limited Partner shall under any circumstances use Confidential Business Information in any way reasonably perceived as detrimental to the Partnership. Notwithstanding the foregoing, the term "Confidential Business
Information" shall not include the following: any information which was independently developed by a party without the use of the Confidential Business Information; any information which is or becomes available in the public domain during the term of this Agreement; any information which is ordered to be released by requirement of a governmental agency or court of law; any information provided to a party's professional advisers (i.e., attorneys and accountants); and any information independently made lawfully available to a party as a matter of right by a third party. Each Limited Partner, and each agent or principal thereof, further agrees that he, she or it shall not make or cause to be made, any written (including, but not limited to, any e-mails, internet postings, remarks or statements) or verbal assertions, statements or other communications regarding the Partnership's business or the Center which may be in any manner whatsoever defamatory, detrimental or unfavorable to the Partnership or the Center. Each Limited Partner agrees that these confidentiality and non-disparagement covenants shall apply while an individual or entity is a Limited Partner and also at all times thereafter.

         7.9 CHANGE IN CONTROL. In the event a Change of Control (as defined herein) occurs with respect to the General Partner, each Physician Limited Partner shall have the right to require the General Partner or its successor-in-interest (or, at the General Partner's or the successor-in-interest's option, the designee of the General Partner or its successor-in-interest) to purchase all of such Physician Limited Partner's Units in the Partnership (the "PUT OPTION") unless one (1) of the following two (2) exceptions applies: (i) either the General Partner's successor-in-interest is in the business of and has experience in owning, managing and operating diagnostic imaging centers; or (ii) the General Partner's successor-in-interest maintains the Management Services Agreement with Manager or another entity with a primary purpose of owning, managing and operating diagnostic imaging centers and ambulatory surgery centers. In the event a Change of Control occurs with respect to the General Partner (regardless of whether the Physician Limited Partners are entitled to a Put Option), the General Partner or its successor-in-interest shall have ten (10) days to send written notification to each Physician Limited Partner notifying same of the Change of Control, and as to whether any of the exceptions set forth above apply ("OPTION NOTICE"). If the Physician Limited Partners are entitled to a Put Option which such Option Notice shall state), then each Physician Limited Partner, within fifteen (15) days of receipt of the Option Notice, shall respond in writing to the General Partner or its successor-in-interest, as applicable, regarding whether or not he, she or it will exercise his, her or its Put Option. If a Physician Limited Partner does not respond in writing to the General Partner or its successor-in-interest, as applicable, within fifteen (15) days, it shall be conclusively assumed that the Physician Limited Partner has chosen not to exercise his, her or its Put Option. If a Physician Limited Partner exercises his, her or its Put Option, the closing date for such purchase shall be forty-five (45) days from the Physician Limited Partner's receipt of the Option Notice.

         The purchase  price per Unit for any Units  purchased  pursuant to this
Section 7.9 shall equal the amount calculated pursuant to the following: (i) three multiplied by (ii) an amount equal to: (A) the Partnership's EBITDA for the twelve (12) calendar month period immediately preceding the month in which the Change of Control occurred, less (B) the Partnership's liabilities and long term debt as of the date of the Change of Control determined in accordance with GAAP; (iii) divided by the number of Units in the Partnership (the "PUT PRICE")

         The General Partner or its successor-in-interest (or the designee, as applicable) shall pay any Physician Limited Partner that exercises his, her or its Put Option the applicable Put Price for his, her or its Units (as determined above) in the manner and pursuant to the options set forth in the fifth (5th) paragraph of Section 7.4 of this Agreement.

         For purposes of this Section 7.9, "CHANGE OF CONTROL" shall mean (i) the sale of all or substantially all of the assets of the General Partner to an entity other than an Affiliate of the General Partner; or (ii) the merger or consolidation of the General Partner with an entity other than an Affiliate of the General Partner. This Section 7.9 shall not change or have any effect on any Partner's transfer rights as set forth in Section 7.1 herein.

         7.10 OPTIONAL CALL RIGHTS OF GENERAL PARTNER. At any time after one year following the date hereof, the General Partner shall have the right to call from the Physician Limited Partners on a pro rata basis one-half the Units owned by each Physician Limited Partner. If any Units are purchased under this Section
7.10 within one year of the date of this Agreement, then the price per Unit shall be equal to the price paid by the Hospital on the date of this Agreement. If the Units are purchased after one year following the date of the Agreement, the purchase price for each such Unit shall be the Purchase Price as defined in
Section 7.3.

         7.11 OPTIONAL PUT RIGHTS OF PHYSICIAN LIMITED PARTNERS. The Physician Limited Partners shall each have the right to put the Units owned by them to the Hospital in the event Dr. Richard Herzog no longer provides professional radiology services to the Partnership. If any Units are purchased under this
Section 7.11 within one year of the date of this Agreement, then the price per Unit shall be equal to the price paid by the Hospital on the date of this Agreement. If the Units are put after one year following the date of the Agreement, the purchase price for each such Unit shall be the Purchase Price as defined in Section 7.3.

                                  ARTICLE VIII
                           DISSOLUTION AND TERMINATION

         8.1 EVENTS CAUSING DISSOLUTION.

         Subject to the provisions of Section 5.3 above and of this Section 8.1, the Partnership shall be dissolved and its affairs wound up upon:

         (a) The sale or other disposition of all or substantially all of the assets of the Partnership, unless (1) the disposition is a transfer of assets of the Partnership in return for consideration other than cash and a determination is made by the General Partner not to distribute any such non-cash items to the Partners, and such decision is approved by the Consent of the Limited Partners, or (2) if within ninety (90) days of the occurrence of any such event, a determination is made not to dissolve the Partnership by the Consent of the Limited Partners;

         (b) The election for any reason to dissolve the Partnership made in writing by the Consent of the Partners;

         (c) Any event as a result of which a General Partner withdraws or no General Partner remains (e.g., death, insanity, Bankruptcy or expulsion), unless
(1) there remains at least one General Partner, which General Partner shall continue to carry on the business of the Partnership, or (2) within ninety (90) days after the occurrence of such event of withdrawal or other such event, (A) the Partners, by the Consent of the Limited Partners, agree to continue the business of the Partnership, and, (B) if there is no remaining General Partner, a successor General Partner is appointed by the Consent of the Limited Partner(s), effective as of the date of the withdrawal of the withdrawing General Partner; or

         (d) Entry of a decree of judicial dissolution.

         8.2 PROCEDURES ON DISSOLUTION.

         Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, and the affairs of the Partnership shall be wound up as soon thereafter as is practicable. Upon dissolution of the Partnership, the General Partner, acting by Approval of the General Partner, or, if none, a liquidator elected by the Consent of the Limited Partners, shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof under Section 4.2, and file articles of dissolution.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 NOTICES.

         Any and all notices under this Agreement shall be effective (a) on the fourth (4th) business day after being sent by registered or certified mail, return receipt requested, postage prepaid, or (b) on the first (1st) business day after being sent by express mail or commercial expedited delivery service providing a receipt for delivery. All such notices in order to be effective shall be addressed, if to the Partnership at its registered office under the Act, if to a Partner at the last address of record on the Partnership books, and copies of such notices shall also be sent to the last address for the recipient which is known to the sender, if different from the address so specified.

         9.2 WORD MEANINGS.

         The words "herein," "hereinafter," "hereinbefore," "hereof" and "hereunder" as used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. All section references, except as otherwise provided herein, are to sections of this Agreement.

         9.3 BINDING PROVISIONS.

         Subject to the restrictions on transfers set forth herein, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, Legal Representatives, successors and assigns, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, foreclosure, moratorium and similar laws affecting creditors' rights or waiver of creditors' rights generally.

         9.4 APPLICABLE LAW; VENUE.

         This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, including the Act, as interpreted by the courts of the State of Ohio, notwithstanding any rules regarding choice of law to the contrary. Venue for any action arising hereunder shall be in Tuscarawas County, Ohio.

         9.5 ENTIRE AGREEMENT; COUNTERPARTS.

         This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement may be executed in two (2) or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one (1) and the same instrument.

         9.6 SEPARABILITY OF PROVISIONS.

         Each provision of this Agreement shall be considered separable. If for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and if for any reason any provision or provisions herein would cause the Partners to be liable for or bound by the obligations of the Partnership, such provision or provisions shall be deemed void and of no effect.

         9.7 SECTION TITLES.

         Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         9.8 AMENDMENTS.

         Except as otherwise specifically provided, this Agreement may be amended or modified only with the Consent of the Partners. Notwithstanding the preceding sentence, this Agreement may be amended solely upon the Approval of the General Partner in the following circumstances:

         (a) change in the name of the Partnership, the name or place of residence of a Partner, the location of the Partnership's registered office or the identity of the Partnership's registered agent;

         (b) substitution of a Limited Partner;

         (c) any amendments necessary to facilitate the admission of Physician Limited Partners as Partners in the Partnership on terms deemed reasonable by the General Partner, subject to Sections 7.1 and 7.2. hereof;

         (d) correction of any error in this Agreement; and

         (e) amendments necessary to cause the Agreement to comply with applicable law, regulation or rule, including but not limited to, any amendment deemed necessary by the General Partner to permit the Partnership to be treated as a partnership for federal income tax purposes.

         9.9 WAIVER OF PARTITION.

         Each Partner agrees that irreparable damage would be done to the Partnership if any Partner brought an action in court to dissolve the Partnership. Accordingly, each Partner agrees that he, she, or it shall not, either directly or indirectly, take any action to require partition or appraisement  of the  Partnership  or of any of the assets or  properties of the
Partnership, and notwithstanding any provisions of this Agreement to the contrary, each Partner (and his, her, or its successors and assigns) accepts the provisions of this Agreement as his, her, or its sole entitlement on termination, dissolution and/or liquidation of the Partnership and hereby irrevocably waives any and all rights to maintain any action for partition or to compel any sale or other liquidation with respect to his, her, or its Unit(s), in or with respect to, any assets or properties of the Partnership. Each Partner further agrees that he, she, or it will not petition a court for the dissolution, termination or liquidation of the Partnership.

         9.10 SURVIVAL OF CERTAIN PROVISIONS.

         The Partners acknowledge and agree that this Agreement contains certain terms and conditions which are intended to survive the dissolution and termination of the Partnership, including, but without limitation, the provisions of Sections 2.8, 5.8 and 7.6. The Partners agree that such provisions of this Agreement which by their terms require, given their context, that they survive the dissolution and termination of the Partnership so as to effectuate the intended purposes and agreements of the Partners hereunder shall survive notwithstanding that such provisions had not been specifically identified as surviving and notwithstanding the dissolution and termination of the Partnership or the execution of any document terminating this Agreement, unless such document specifically provides for nonsurvival by reference to this Section 9.10 and to the specific provisions hereof which are intended not to survive.

         9.11 ATTORNEYS' FEES.

         If any litigation is initiated by any Partner against another Partner, or any Partner against the Partnership, or the Partnership against a Partner, relating to this Agreement or the subject matter hereof, the prevailing party in such litigation shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys' fees incurred in connection therewith.

         9.12 FORCE MAJEURE.

         Each Party shall be excused from any delay or failure in performance hereunder (except for the payment of money ) caused by fires, floods, earthquake, other acts of God, accidents, explosions, equipment or machinery breakdown, sabotage, strikes or other labor disturbances (regardless of the reasonableness of the demands of labor), riots, invasions, war, insurrections, embargoes, blockages, regulations or orders of any government, agency or subdivision thereof, shortages of labor, fuel, power, supplies or raw materials, inability to obtain or delays of transportation facilities, utility or communication failures, or any other cause (whether similar or dissimilar to the foregoing) beyond the reasonable control of such Party. The obligations and rights of the Party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay; provided that such Party shall give notice of such force majeure event to the other Party and cure such delay as soon as reasonably possible.

                                    ARTICLE X
                             DISCLOSURE REQUIREMENTS

         Each Potential Referring Limited Partner that refers a patient to the Center for diagnostic imaging services shall, prior to the referral, furnish the patient with a written disclosure form informing the patient of such Potential Referring Limited Partner's investment interest in the Partnership. Such disclosure shall comply with any applicable requirements under Ohio law. Each Potential Referring Limited Partner acknowledges and agrees that such Potential Referring Limited Partner is responsible for compliance with these disclosure requirements and that failure to so comply shall constitute a breach of this Agreement. Each Potential Referring Partner shall maintain such written disclosers for a period of ten (10) years.

                                   ARTICLE XI
                                   DEFINITIONS

         The following defined terms used in this Agreement shall have the meanings specified below:

         "Accounting Firm" shall have the meaning ascribed to such term as set forth in Section 6.1.

         "Act" shall mean the Ohio Limited Partnership Act, enacted as Chapter 1782 of the Ohio Revised Code, in effect at the time of the initial filing of the Certificate with the office of the Secretary of State of the State of Ohio, and as thereafter amended from time to time.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's aggregate Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         The foregoing definition is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Purchase Price" shall have the meaning ascribed to such term in Section 7.3.

         "Affiliated Person" or "Affiliate" shall mean, as to the Person (as hereinafter defined) in question, any Person that directly or indirectly controls, is controlled by, or is under control with, the Person in question and any successors or assigns of such Person; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

         "Agent" shall mean the person designated in the Certificate as the registered agent of the Partnership in the State of Ohio. The Agent shall serve as such until his or her resignation or until the designation of his or her successor, whichever occurs sooner.

         "Agreement" shall mean this limited partnership agreement as it may be amended, supplemented, or restated from time to time.

         "Anti-Kickback Statute" shall have the meaning ascribed to such term as set forth in Section 1.6.

         "Applicable Federal Rate" shall mean the Applicable Federal Rate as that term is defined in Code Section 1274(d)(1), whether the short-term, mid-term or long-term rate, as the case may be, as published from time to time by the Secretary of the Treasury.

         "Approval" or "Approved" shall mean the written consent or approval of the sole General Partner or, if there is more than one General Partner, of a majority of the General Partners.

         "Bankruptcy" shall mean any of the following:

                  (a) If any Partner shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state, or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall file any answer or other pleading admitting or failing to contest the material allegations of any petition in bankruptcy or any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief filed against such Partner, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator of such Partner or of all or any substantial part of his, her, or its properties or his, her, or its Unit(s) in the Partnership (the term "acquiesce" as used herein includes but is not limited to the-failure to file a petition or motion to vacate or discharge any order, judgment, or decree within thirty (30) days after such order, judgment or decree);

                  (b) If a court of competent jurisdiction shall enter in an order, judgment or decree approving a petition filed against any Partner seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state, or other statute or law relating to bankruptcy, insolvency, or other relief for debtors and such Partner shall acquiesce in the entry of such order, judgment, or decree, or if any Partner shall suffer the entry of an order for relief under Title 11 of the United States Code and such order, judgment, or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or if any trustee, receiver, conservator, or liquidator of any Partner or of all or any substantial part of his, her, or its properties or his, her, or its Unit(s) in the Partnership shall be appointed without the consent or acquiescence of such Partner and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (c) If any Partner shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

         "Book Value" shall mean, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except that:

                  (a) The initial Book Value of any asset contributed by a Partner of the Partnership shall be the gross fair market value of such asset (not reduced for any liabilities to which it is subject or which the Partnership assumes), as such value is determined and for which credit is given to the contributing Partner under this Agreement;

                  (b) The Book Values of all assets of the Partnership shall be adjusted to equal their respective gross fair market values, as determined by Approval of the General Partner, at and as of the following times:

                  (i) The acquisition of an additional or new Unit(s) in the Partnership by a new or existing Partner in exchange for other than a de minimis capital contribution by such Partner, if the General Partner, acting by Approval of the General Partner, reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners;

                  (ii) The distribution by the Partnership to a Partner of more than a de minimis amount of any asset of the Partnership (including cash or cash equivalents) as consideration for all or any portion of a Unit in the Partnership, if the General Partner, acting by Approval of the General Partner, reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners; and

                  (iii) The liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and

                  (c) The Book Value of the assets of the Partnership shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Value shall not be adjusted pursuant to this clause (c) to the extent that the General Partner, acting by Approval of the General Partner, determines that an adjustment pursuant to the immediately preceding clause (b) is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (c).

         If the Book Value of an asset has been determined or adjusted pursuant to the preceding clauses (a), (b) or (c), such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses.

         "Breaching Partner" shall have the meaning ascribed to such term as set forth in Section 7.3(b)(iii).

         "Capital Account" shall mean a capital account maintained and adjusted in accordance with the Code and the Treasury Regulations, including the Treasury Regulations under Section 704(b) and (c) of the Code. The Capital Account of each Partner shall be:

                  (a) Credited with all payments made to the Partnership by such Partner on account of Capital Contributions (and as to any property other than cash or a promissory note of the contributing Partner, the agreed (as between the Partners) fair market value of such property, net of liabilities secured by such property and assumed by the Partnership or subject to which such contributed property is taken) and by such Partner's allocable share of Profits and items in the nature of income and gain of the Partnership;

                  (b) Charged with the amount of any distributions to such Partner (and as to any distributions of property other than cash or a promissory note of a Partner or the Partnership, by the agreed fair market value of such property, net of liabilities secured by such property and assumed by such Partner or subject to which such distributed property is taken), and by such Partner's allocable share of Losses and items in the nature of losses and deductions of the Partnership;

                  (c) Adjusted simultaneously with the making of any adjustment to the Book Value of the Partnership's assets pursuant to the definition thereof, to reflect the aggregate net adjustments to such Book Value as if the Partnership recognized Profit or Loss equal to the respective amount of such aggregate net adjustments immediately before the event causing such adjustments; and

                  (d) Otherwise appropriately adjusted to reflect transactions of the Partnership and the Partners.

         "Capital Contribution" shall mean the amount of cash and the value of any other property contributed to the Partnership by a Partner.

         "Cause" shall exist, with respect to a Partner, if: (i) such Partner is convicted of a felony; (ii) except as legally required or otherwise allowed hereunder or contemplated hereunder, such Partner has sold or otherwise disclosed proprietary information of the Partnership to any person, including any Affiliate; (iii) such Partner has embezzled funds or otherwise committed fraudulent acts against the Partnership; or (iv) a Limited Partner has acted in a manner which is materially harmful to the interests of the Partnership.

         "Center" shall mean the diagnostic imaging center operated by the Partnership.

         "Certificate"   shall  mean  the  Certificate  of  Limited  Partnership
creating the Partnership, as it may, from time to time, be amended in accordance with the Act.

         "Closing" shall have the meaning  ascribed to such term as set forth in
Section 7.3(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Consent of the Limited Partners" shall mean the written consent or approval of the Limited Partners representing a majority of the total number of Limited Partner Units in the Partnership then issued and outstanding.

         "Consent of the Partners" shall mean the written consent or Approval of the General Partner and of Limited Partners representing a majority of the total number of Limited Partner Units in the Partnership then issued and outstanding.

         "Depreciation" shall mean, for each year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization or other cost recovery deduction computed for tax purposes with respect to such asset for such period bears to the adjusted tax basis for such asset, or if such asset has a zero adjusted tax basis, Depreciation shall be determined with reference to the initial Book Value of such asset using any reasonable method selected by Approval of the General Partner, but not less than depreciation allowable for tax purposes for such year.

         "Disability" shall mean the disability of a Partner as determined in the sole discretion of the General Partner.

         "EBITDA"  shall have the meaning  ascribed to such term as set forth in
Section 7.3(b)(i).

         "Effective Date" shall have the meaning ascribed to such term as set forth in the caption.

         "Entity"   means  any   general   partnership,   limited   partnership,
corporation, joint venture, trust or business trust, association taxable as a corporation, or limited liability company or organization of any kind.

         "Fraud and Abuse Statute" shall have the meaning ascribed to such term as set forth in Section 1.6.

         "Formula Amount" shall have the meaning ascribed to such term as set forth in Section 7.3.

         "GAAP"  shall  have  the  meaning  ascribed  to such  term  in  Section
7.3(b)(i).

         "General Partner" shall mean Union Hospital and any Person who becomes an additional or successor general partner, at the time of reference thereto, in his, her or its capacity as such.

         "Immediate Family" with respect to any individual, means (i) his or her ancestors, spouse, issue, and spouses of issue, but only if such persons occupy the same household as such individual, (ii) any trust principally for the benefit of any one or more of such individuals, (iii) his estate, and (iv) any entity beneficially owned by such individuals or trusts for their principal benefit.

         "Legal Representative" shall mean, with respect to any individual, a duly appointed executor, administrator, guardian, conservator, personal representative or other legal representative appointed as a result of the death, minority or incompetency of such individual.

         "Limited Partner" shall mean any Limited Partner holding Limited Partner Units in the Partnership and listed on Schedule I hereto or any additional or successor Limited Partner of the Partnership, at the time of reference thereto, in his, her or its capacity as such.

         "Losses" shall have the meaning provided below under the heading "Profits and Losses".

         "Majority Consent of the Physician Limited Partners" shall mean shall mean the written consent or approval of a majority of the Physician Limited Partners, without regard to whether they represent a majority of the total number of Physician Limited Partner Units in the Partnership then issued and outstanding; and such consent shall not be unreasonably withheld by any one of the Physician Limited Partners.

         "Minimum  Gain"  shall have the meaning  given in Treasury  Regulations
Section 1.704-2(d).

         "Net Operating Cash Flow of the Partnership" shall mean the Partnership's taxable income or loss arising in the ordinary course of its business activities, increased by tax-exempt interest and by depreciation and any other deductions that do not involve cash expenditures, and decreased by principal payments, capital expenditures (other than those made from borrowings), and any other nondeductible cash expenditures.

         "Nonrecourse Deductions" shall have the meaning given in Treasury Regulations Section 1.704-2(b)(1).

         "Organization Date" shall have the meaning ascribed to such term as set forth in the First Recital.

         "Party" or "Parties" shall have the meaning ascribed to such term as set forth in Section 7.3(a)(v).

         "Partner" shall mean any Person named as a General Partner or Limited Partner in this Agreement and any Person who becomes an additional, substitute or replacement General Partner or Limited Partner as permitted by this Agreement, in each such Person's capacity as a Partner of the Partnership.

         "Partner Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as that term is defined in Treasury Regulations Section 1.704-2(i)(2).

         "Partner  Nonrecourse  Debt" shall mean "partner  nonrecourse  debt" or
"partner  nonrecourse   liability"  as  those  terms  are  defined  in  Treasury
Regulations Section 1.704-2(b)(4).

         "Partner  Nonrecourse   Deductions"  shall  mean  "partner  nonrecourse
deductions"   as  that  term  is  defined  in   Treasury   Regulations   Section
1.704-2(i)(1).

         "Partnership" shall mean the limited partnership formed pursuant to the Certificate and this Agreement, as it may from time to time be constituted and amended.

         "Percentage Interest" shall mean the number of Units held by the Partner divided by all Units then issued and outstanding.

         "Person" shall mean any natural person, partnership (whether general or limited), limited liability company, trust, estate, association or corporation.

         "Profits and Losses" shall mean, for each year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this provision shall be added to such taxable income or loss;

                  (b)  Any  expenditures  of the  Partnership  described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this provision, shall be subtracted from such taxable income or added to such loss;

                  (c) Gain or loss from a disposition of property of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property, rather than its adjusted tax basis;

                  (d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account the Depreciation on the assets for such fiscal year or other period; and

                  (e) Any items which are separately allocated pursuant to Sections 4.05 and/or 4.06 which otherwise would have been taken into account in calculating Profits and Losses pursuant to the above provisions shall not be taken into account and, as the case may be, shall be added to or deducted from such amounts so as to be not part of the calculation of the Profits or Losses.

         If the Partnership's taxable income or loss for such year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Partnership's Profits for such year; and if negative, such amount shall be the Partnership's Losses for such year.

         "Prospective  EBITDA"  shall have the meaning  ascribed to such term in
Section 7.3(b)(i).

         "Purchase Price" shall have the meaning ascribed to such term as set forth in Section 7.3(b)(i).

         "Reasonable Reserves" shall mean such amount as is determined by Approval of the General Partner to be reasonably necessary to meet the foreseeable liabilities or obligations of the Partnership taking into consideration historic costs as well as reasonably projected cash flow, and including, but not limited to, (i) the normal expenses of the operation and management of its activities, as such liabilities and obligations become due and payable, and (ii) the expenses of any redemptions pursuant to the provisions of this Agreement.

         "Redeemed Partner" shall have the meaning ascribed to such term as set forth in Section 7.3(a)(ii).

         "Redeemed Units" shall have the meaning ascribed to such term as set forth in Section 7.3(a)(iii).

         "Redemption Notice" shall have the meaning ascribed to such term as set forth in Section 7.3(b).

         "Tax Matters Partner" shall have the meaning ascribed to such term as set forth in Section 5.11.

         "Terminating   Capital   Transaction"   shall  mean  a  sale  or  other
disposition of all or substantially all of the assets of the Partnership.

         "Transfer" and any grammatical variation thereof shall refer to any sale, exchange, issuance, redemption, assignment, distribution, encumbrance, hypothecation, gift, pledge, retirement, resignation, transfer or other withdrawal, disposition or alienation in any way as to any interest as a Partner. Transfer shall specifically, without limitation of the above, include assignments and distributions resulting from Bankruptcy, liquidation and dissolution.

         "Transferee" shall have the meaning ascribed to such term as set forth in Section 2.9.

         "Transferor" shall have the meaning ascribed to such term as set forth in Section 2.9.

         "Treasury Regulations" shall mean the Treasury Regulations promulgated under the Code, and any successor provisions to such Treasury Regulations, as such Treasury Regulations may be amended from time to time.

         "Triggering Date" shall have the meaning ascribed to such term as set forth in Section 7.3(a)(iv).

         "Unit" shall mean a unit or share of interest in the Partnership. The interest of each Unit in the Partnership shall be equal to one (1) divided by the total number of Units then authorized and outstanding (including Units held by the General Partner and Limited Partners).

         "Unit Proportion" means the number of Redeemed Units held by the Redeemed Partner divided by all Units then issued and outstanding.

         "Unit Redemption Event" shall have the meaning ascribed to such term as set forth in Section 7.3(a)(i).

         The definitions set forth in the Act shall be applicable, to the extent not inconsistent herewith, to define terms not defined herein and to supplement definitions contained herein.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the Effective Date.

         GENERAL PARTNER

         UNION HOSPITAL, AN OHIO NONPROFIT CORPORATION

         By:....../S/ EUGENE A. THORN
            -------------------------------------------------

         Print:...EUGENE A. THORN
               ----------------------------------------------

         Title:...VP FINANCE
               ----------------------------------------------

         Percentage of Units Owned: 1%



         APPROVING LIMITED PARTNERS

         UNION HOSPITAL, AN OHIO NONPROFIT CORPORATION

         By:....../S/ EUGENE A. THORN
            -------------------------------------------------

         Print:...EUGENE A. THORN
               ----------------------------------------------

         Title:...VP FINANCE
               ----------------------------------------------

         Percentage of Units Owned: 81.14%



                  [signature page continued on following page]

CHI99 4516956-5.066500.0017




                                            Signature Page for Limited Partners

         The following undersigned Limited Partners, hereby each acknowledge that he or she has reviewed the final version of the Amended and Restated Partnership Agreement of Tuscarawas Open MRI, LP, dated as of October 1, 2005, to which this signature page is attached, and by his or her signature below, agrees to be bound thereby.




         /S/ JAMES MCQUILLAN, M.D.           /S/ SCOTT HOLDER, M.D.
         -------------------------------     --------------------------
         James McQuillan, M.D.               Scott Holder, M.D.


         /S/ THOMAS TEATER, M.D.             /S/ DARREN KUCZYNSKI, M.D.
         -------------------------------     --------------------------
         Thomas Teater, M.D.                 Darren Kuczynski, M.D.


         /S/ NICHOLAS VARRATI, M.D.          /S/ DAVID BERNS, M.D.
         -------------------------------     --------------------------
         Nicholas Varrati, M.D.              David Berns, M.D.

                                   SCHEDULE I

                        NAMES AND ADDRESSES OF PARTNERS,
                    NUMBER OF UNITS AND PERCENTAGE INTERESTS

GENERAL PARTNER

Union Hospital
659 Boulevard
Dover, Ohio 44622
Number of Units: 1
Percentage: 1%

LIMITED PARTNERS


Union Hospital
659 Boulevard
Dover, Ohio 44622
Number of Limited Partner Units: 81.14
Percentage Limited Partner Units: 81.14%

David Berns, M.D.
205 Hospital Drive
Dover, OH  44622
Number of Limited Partner Units: 3.19
Percentage Limited Partner Units: 3.19%

Scott Holder, M.D.
205 Hospital Drive
Dover, OH  44622
Number of Limited Partner Units: 3.19
Percentage Limited Partner Units: 3.19%

Darren Kuzynski, M.D.
205 Hospital Drive
Dover, OH  44622
Number of Limited Partner Units: 3.19
Percentage Limited Partner Units: 3.19%

Thomas Teater, M.D.
205 Hospital Drive
Dover, OH  44622
Number of Limited Partner Units: 3.19
Percentage Limited Partner Units: 3.19%

James McQuillan
205 Hospital Drive
Dover, OH  44622
Number of Limited Partner Units: 3.19
Percentage Limited Partner Units: 3.19%

Nicholas Varrati, M.D.
306 West High Avenue
New Philadelphia, OH  44663
Number of Limited Partner Units: 1.91
Percentage Limited Partner Units: 1.91%